                          AGREEMENT AND PLAN OF MERGER

                                       BY

                                      AND

                                     AMONG

                              TOWNE SERVICES, INC.

                           TSI ACQUISITION ONE, INC.

                              FORSEON CORPORATION

                                      AND

               CERTAIN OF THE STOCKHOLDERS OF FORSEON CORPORATION




                                                     Dated as of March 25, 1999

                               TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE 1 - THE MERGER............................................................................................1
         1.1  The Merger..........................................................................................1
         1.2  Closing.............................................................................................2
         1.3  Effective Time of the Merger........................................................................2
         1.4  Articles of Incorporation; Bylaws...................................................................2
         1.5  Directors and Officers of the Surviving Corporation.................................................2

ARTICLE 2 - CONSIDERATION AND CONVERSION AND EXCHANGE OF
            SHARES................................................................................................2
         2.1  Consideration.......................................................................................2
                  2.1(a)  Company Common Stock....................................................................3
                  2.1(b)  Treasury Shares.........................................................................3
                  2.1(c)  Merger Sub Common Stock.................................................................3
                  2.1(d)  Escrow of Certain Shares................................................................3
         2.2  No Fractional Shares................................................................................3
         2.3  Surrender and Exchange of Certificates Representing Company Common
                  Stock...........................................................................................4
                  2.3(a)  Exchange Agent..........................................................................4
                  2.3(b)  Surrender of Certificates...............................................................4
                  2.3(c)  Lost Certificates.......................................................................5
                  2.3(d)  No Interest.............................................................................5
                  2.3(e)  Dividends on Parent Common Stock........................................................5
                  2.3(f)  No Liability............................................................................5
         2.4  Share Calculations..................................................................................5
         2.5  Stock Transfer Books................................................................................5
         2.6  Company Stock Options and Other Securities..........................................................5
         2.7  Adjustments.........................................................................................6

ARTICLE 3 - RULES OF CONSTRUCTION.................................................................................7

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE
            MANAGEMENT STOCKHOLDERS...............................................................................9
         4.1  Corporate Organization.............................................................................10
         4.2  Capitalization.....................................................................................10
         4.3  Authority; No Violation............................................................................12
         4.4  Financial Statements...............................................................................13
         4.5  Broker's and Other Fees............................................................................14

         4.6   Absence of Certain Changes or Events..............................................................14
         4.7   Legal Proceedings.................................................................................16
         4.8   Taxes and Tax Returns.............................................................................16
         4.9   Benefit Plans.....................................................................................17
         4.10  Compliance with Applicable Laws...................................................................21
         4.11  Certain Contracts.................................................................................22
         4.12  Properties and Insurance..........................................................................23
         4.13  Environmental Matters.............................................................................25
         4.14  Intellectual Property.............................................................................25
         4.15  Adequacy of Technical Documentation...............................................................27
         4.16  Third-Party Components in Software................................................................27
         4.17  Third-Party Interests or Marketing Rights in Software.............................................27
         4.18  No Parachute Payments.............................................................................28
         4.19  Absence of Certain Agreements and Practices.......................................................28
         4.20  Major Vendors and Customers.......................................................................29
         4.21  Accounts Receivable...............................................................................29
         4.22  Sufficiency of Rights.............................................................................29
         4.23  Solvency..........................................................................................29
         4.24  Combinations Involving Company....................................................................29
         4.25  Bank Accounts.....................................................................................30
         4.26  Labor Relations...................................................................................30
         4.27  Year 2000 Matters.................................................................................30
         4.28  Change in Control Provisions......................................................................30
         4.29  Pooling-of-Interests..............................................................................30
         4.30  No Prior Convictions..............................................................................31
         4.31  Statements; Proxy Statement/Prospectus............................................................31
         4.32  Disclosure........................................................................................31

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT STOCKHOLDERS........................................32
         5.1   Ownership of Shares...............................................................................32
         5.2   Authorization.....................................................................................32
         5.3   Absence of Violations or Conflicts................................................................32
         5.4   No Consents Required..............................................................................33
         5.5   No Claims Against Company.........................................................................33
         5.6   Litigation Related to this Agreement..............................................................33
         5.7   Resales of Parent Common Stock....................................................................33
         5.8   Tax Advice........................................................................................34

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT.............................................................34
         6.1   Corporate Organization............................................................................34
         6.2   Capitalization....................................................................................35
         6.3   Authority; No Violation...........................................................................36
         6.4   Parent SEC Reports; Financial Statements..........................................................37
         6.5   Broker's and Other Fees...........................................................................38

         6.6   Parent Common Stock................................................................................38
         6.7   No Material Adverse Effect on Parent...............................................................38
         6.8   Absence of Certain Changes or Events...............................................................39
         6.9   Legal Proceedings..................................................................................39
         6.10  Taxes and Tax Returns..............................................................................39
         6.11  Compliance with Applicable Laws....................................................................40
         6.12  Pooling-of-Interests...............................................................................40
         6.13  Statements; Proxy Statement/Prospectus.............................................................40
         6.14  Contract Default...................................................................................41
         6.15  Disclosure.........................................................................................41

ARTICLE 7 - COVENANTS AND CERTAIN ACTIONS OF THE PARTIES..........................................................41
         7.1   Conduct of Business................................................................................41
         7.2   Negative Covenants.................................................................................45
         7.3   No Solicitation....................................................................................42
         7.4   Current Information................................................................................47
         7.5   Access to Properties and Records; Confidentiality..................................................47
         7.6   Governmental Matters; Consents; Cooperation, etc...................................................48
         7.7   Parties' Efforts; Further Assurances; Cooperation..................................................48
         7.8   Public Announcements...............................................................................49
         7.9   Failure to Fulfill Conditions......................................................................49
         7.10  Disclosure Supplements.............................................................................50
         7.11  Affiliates.........................................................................................50
         7.12  Pooling-of-Interests...............................................................................50
         7.13  Employee Matters...................................................................................50
                  7.13(a)  Employee Benefits......................................................................50
                  7.13(b)  Employment Agreements..................................................................51
                  7.13(c)  Certain Benefit Plan Matters...........................................................51
                  7.13(d)  Stock Options..........................................................................52
         7.14  Proxy Statement/Prospectus; Registration Statement; Other Filings..................................52
         7.15  Company Stockholders' Meeting......................................................................53
         7.16  Termination of Puts and Other Agreements...........................................................53
         7.17  No Transfers.......................................................................................53
         7.18  Tax Matters........................................................................................53
                  7.18(a)  Transfer Taxes.........................................................................53
                  7.18(b)  Cooperation and Exchange of Information................................................53
                  7.18(c)  Tax-Free Transaction...................................................................54
         7.19  Listing of Merger Consideration....................................................................54
         7.20  Special Provisions with Respect to Company.........................................................54
         7.21  Existing Indemnification Obligations...............................................................54
         7.22  Solvency of Stockholders and Other Stockholder Matters.............................................55
         7.23  Future Commission Reports..........................................................................55

ARTICLE 8 - CLOSING CONDITIONS....................................................................................55
         8.1   Conditions of Each Party's Obligations Under this Agreement........................................55

                  8.1(a)  Authorizations and Governmental Filings................................................55
                  8.1(b)  Suits and Proceedings..................................................................55
                  8.1(c)  Escrow Agreement.......................................................................56
                  8.1(d)  Effectiveness of Registration Statement................................................56
                  8.1(e)  Pooling Letters........................................................................56
         8.2   Conditions to the Obligations of Parent and Merger Sub Under this
                  Agreement......................................................................................56
                  8.2(a)  Covenants and Agreements; Consents.....................................................56
                  8.2(b)  Opinion of Counsel.....................................................................57
                  8.2(c)  Certificates...........................................................................57
                  8.2(d)  Management Stockholder Employment Agreements...........................................57
                  8.2(e)  Employment Agreements..................................................................57
                  8.2(f)  Resignations...........................................................................57
                  8.2(g)  Remediation of Benefit Plans...........................................................57
                  8.2(h)  Cancellation and Severance Agreements..................................................57
                  8.2(i)  Fairness Opinion.......................................................................57
                  8.2(j)  Nonsolicitation, Work Product and Confidentiality Agreements...........................57
                  8.2(k)  Completion of Due Diligence on Company.................................................58
                  8.2(l)  Stockholder Approval...................................................................58
                  8.2(m)  No Material Adverse Change on Company..................................................58
         8.3   Conditions to the Obligations of Company and the Management Stockholders
                  Under this Agreement...........................................................................59
                  8.3(a)  Covenants and Agreements; Consents.....................................................59
                  8.3(b)  Opinion of Counsel to Parent...........................................................59
                  8.3(c)  Certificates...........................................................................59
                  8.3(d)  Merger Consideration...................................................................60
                  8.3(e)  No Material Adverse Change on Parent...................................................60
                  8.3(f)  Management Stockholder Employment Agreements...........................................60
                  8.3(h)  Tax Opinion............................................................................61

ARTICLE 9 -  TERMINATION, AMENDMENT AND WAIVER...................................................................61
         9.1   Termination.......................................................................................61
         9.2   Effect of Termination.............................................................................62
         9.3   Specific Performance..............................................................................62
         9.4   Amendment.........................................................................................63
         9.5   Extension; Waiver.................................................................................63

ARTICLE 10 - INDEMNIFICATION.....................................................................................63
         10.1  Indemnification by Stockholders...................................................................63
         10.2  Indemnification by Parent.........................................................................64
         10.3  Claims for Indemnification........................................................................64
         10.4  Matters Involving Third Parties...................................................................65
         10.5  Settlement of Indemnification Claims After Closing................................................65
         10.6  Manner of Indemnification by Stockholders.........................................................66
         10.7  Indemnification Exclusive Remedy..................................................................66

         10.8  Certain Limitations...............................................................................66

ARTICLE 11 - STOCKHOLDERS' REPRESENTATIVE........................................................................67
         11.1  Appointment; Acceptance...........................................................................67
         11.2  Actions...........................................................................................67
         11.3  Successors........................................................................................68
         11.4  Effectiveness.....................................................................................68

ARTICLE 12 - MISCELLANEOUS.......................................................................................68
         12.1  Expenses..........................................................................................68
         12.2  Notices...........................................................................................68
         12.3  Parties in Interest...............................................................................69
         12.4  Entire Agreement..................................................................................70
         12.5  Counterparts......................................................................................70
         12.6  Governing Law and Venue...........................................................................70
         12.7  Invalidity of any Part............................................................................70
         12.8  Time of the Essence; Computation of Time..........................................................70
         12.9  Arbitration.......................................................................................70

                             EXHIBITS AND SCHEDULES



 Exhibit No.                       Description
 -----------                       -----------

Exhibit 2.1                        Form of Escrow Agreement
Exhibit 2.3                        Form of Company Stockholder Certificate
Exhibit 7.2                        Form of Stockholder Employment Management Agreements
Exhibit 7.5                        Confidentiality Agreement
Exhibit 7.11                       Form of Affiliate Representation Letter
Exhibit 7.12                       Pooling  Conditions
Exhibit 7.13(b)                    Form of Employment Agreements
Exhibit 7.16                       List of Puts and Other Agreements to be Terminated
Exhibit 8.2(h)                     Cancellation Agreements
Exhibit 8.2(j)                     Form of Noncompetition, Nonsolicitation and Confidentiality
                                   Agreement
Exhibit 8.3(g)                     Form of Tax Opinion


Company
-------
Disclosure
----------

Schedule No.                       Description
------------                       -----------

Schedule 4.1                       Corporate Documents
Schedule 4.2                       Company's Capitalization
Schedule 4.3                       Company Approvals; Defaults; Conflicts and Liens Created
Schedule 4.4                       Company Financial Statements
Schedule 4.5                       Broker's and Other Fees
Schedule 4.6                       Certain Changes and Events
Schedule 4.7                       Legal Proceedings
Schedule 4.8                       Taxes and Tax Returns
Schedule 4.9                       Employee Benefit Plans
Schedule 4.10                      Compliance with Applicable Laws
Schedule 4.11                      Material Contracts
Schedule 4.12                      Insurance Policies
Schedule 4.14                      Intellectual Property
Schedule 4.14(a)                   Procedures for Copyright Protection
Schedule 4.14(b)                   Procedures for Trade Secret Protection
Schedule 4.14(d)                   Absence of Claims
Schedule 4.14(e)                   Patents, Patent Applications, Trade Names
Schedule 4.18                      Parachute Payments
Schedule 4.19                      Certain Agreements and Practices
Schedule 4.20                      Major Vendors and Customers
Schedule 4.21                      Accounts Receivable

Schedule 4.21                      Accounts Receivable
Schedule 4.22                      Sufficiency of Rights
Schedule 4.23                      Solvency
Schedule 4.25                      Bank Accounts
Schedule 4.26                      Labor Relations
Schedule 4.27                      Year 2000 Matters
Schedule 4.28                      Change in Control

Management
----------
Stockholder
-----------
Disclosure
----------

Schedule No.                       Description
------------                       -----------

Schedule 5.3                       Absence of Violations or Conflicts
Schedule 5.4                       Consents
Schedule 5.5                       Claims


Parent Disclosure

Schedule No.                       Description
------------                       -----------

Schedule 6.1                       Parent's Subsidiaries; Corporate Documents
Schedule 6.2                       Parent's Options and Warrants Outstanding
Schedule 6.3                       Defaults; Conflicts and Liens Created
Schedule 6.4                       Parent SEC Report Issues
Schedule 6.5                       Broker's and Other Fees
Schedule 6.8                       Absence of Certain Changes or Events
Schedule 6.9                       Legal Proceedings
Schedule 6.10                      Taxes Being Contested
Schedule 6.11                      Compliance with Applicable Laws

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER, dated as of the 25th day of March, 1999 (this "AGREEMENT"), is by and among Towne Services, Inc., a Georgia corporation ("PARENT"), TSI Acquisition One, Inc., a Georgia corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), Forseon Corporation, a Delaware corporation ("COMPANY"), and the stockholders of Company named on the signature pages hereto (collectively, the "MANAGEMENT STOCKHOLDERS").

         WHEREAS, this Agreement provides for the strategic combination of Parent and Company in furtherance of the parties' long-term strategic plans;

         WHEREAS, the combination will be accomplished by a merger of Merger Sub with and into Company (the "MERGER") with Company surviving and the stockholders of Company (including persons who have rights to acquire stock in Company, collectively, the "COMPANY STOCKHOLDERS") receiving the consideration hereinafter set forth;

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling-of-interests; and

         WHEREAS, the Boards of Directors of Company, Parent and Merger Sub have duly adopted and approved this Agreement and Merger Sub's sole holder has approved the Agreement, and the Board of Directors of Company has resolved to recommend this Agreement to the Company Stockholders;

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                             ARTICLE 1 - THE MERGER

         1.1 The Merger. At the Effective Time (as defined below), Merger Sub shall be merged with and into Company in accordance with the provisions of this Agreement, the Georgia Business Corporation Code (the "GBCC") and the Delaware General Corporation Law (the "DGCL"), and the separate existence of Merger Sub shall thereupon cease, and Company, as the surviving corporation in the Merger (sometimes referred to as the "SURVIVING CORPORATION"), shall continue its corporate existence under the laws of the State of Delaware as a wholly-owned subsidiary of Parent. The Merger shall have the effect provided under applicable laws including, but not limited to, Section 14-2-1106 of the GBCC and Subchapter IX, Sections 251, 252 and 259-261 of the DGCL.

         1.2 Closing. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia 30309 or at such other place as the parties agree at 10:00 a.m. on the first business day after all conditions set forth in Article 8 (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived in writing or at such other place and time as Parent and Company may agree (the "CLOSING DATE"). The parties agree to use all commercially reasonable efforts to hold the Closing on or before June 15, 1999. At the Closing, the parties shall execute and deliver the certificates, opinions and other instruments and documents referred to in Article 8.

         1.3 Effective Time of the Merger. Contemporaneous with or immediately following the Closing, the parties shall cause a certificate of merger (the "CERTIFICATE OF MERGER") to be executed, delivered and filed with the Secretary of State of the State of Georgia and with the Secretary of State of the State of Delaware in accordance with the provisions of the GBCC and DGCL. The Merger shall become effective at the close of business on the date of such filing, unless a different effective time is specified in the Certificate of Merger (the "EFFECTIVE TIME").

         1.4 Articles of Incorporation; Bylaws. The Certificate of Incorporation and Bylaws of Company shall be amended and restated so that the Articles of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the Certificate of Incorporation and Bylaws of the Surviving Corporation, to the extent the provisions thereof are permitted under the DGCL, until duly amended in accordance with applicable law.

         1.5 Directors and Officers of the Surviving Corporation. At the Effective Time, the persons who are directors and officers of Merger Sub at the Effective Time will become the directors and officers of the Surviving Corporation until such time as they may be replaced in accordance with the Bylaws of the Surviving Corporation, except that Dan Paul and Allen Merrill shall be the President, Forseon Division and Vice President of Finance, respectively, of the Surviving Corporation.

        ARTICLE 2 - CONSIDERATION AND CONVERSION AND EXCHANGE OF SHARES

         2.1 Consideration. At the Effective Time, in consideration for and fulfillment of the obligations, covenants, terms and conditions set forth in this Agreement, by virtue of the Merger and without any action on the part of any holder thereof:

                  (a) Company Common Stock. All of the then issued and outstanding shares of common stock of Company, $0.01 par value per share (the "COMPANY COMMON STOCK") calculated on a fully-diluted basis taking into account the exercise or conversion of all Outstanding Options (as defined in Section 2.6) and all other rights to acquire Company

Common Stock (an aggregate of 735,294 shares, excluding any shares held in the treasury of Company) shall automatically be canceled and extinguished and shall thereafter be converted into only the right to receive a total of 2,075,345 shares of common stock, without par value, of Parent (the "PARENT COMMON STOCK"), subject to the escrow provided for in Section 2.1(d) below. Based upon the foregoing, the conversion ratio is approximately 2.82 shares of Parent Common Stock for each one issued and outstanding share of Company Common Stock.

                  (b) Treasury Shares. Each share of Company Common Stock held in the treasury of Company, if any, shall be automatically canceled and extinguished, and no payment shall be made in respect of such shares.

                  (c) Merger Sub Common Stock. Each issued and outstanding share of Merger Sub common stock at the Effective Time shall be converted into and shall thereafter represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, which shall then constitute all of the issued and outstanding shares of the Surviving Corporation.

                  (d) Escrow of Certain Shares. At the Closing, Parent shall deliver (or cause to be delivered) to the escrow agent set forth in the Escrow Agreement in the form of Exhibit 2.1 hereto (the "ESCROW AGREEMENT"), one certificate for Parent Common Stock equal to ten percent (10%) of the Parent Common Stock to be issued in connection with the Merger pursuant to
Section 2.1(a) (collectively, the "ESCROW SHARES") for the escrow established pursuant to the Escrow Agreement. Until such Escrow Shares are disbursed under the terms of the Escrow Agreement, the Company Stockholders and holders of the Outstanding Options shall be entitled to vote such Escrow Shares according to their pro rata interest, as provided in the Escrow Agreement. Dividends and distributions, if any, paid with respect to the Escrow Shares during the escrow period shall be held in escrow and disbursed under the Escrow Agreement in the same manner as the Escrow Shares. Certificates for the remaining shares of Parent Common Stock to be delivered in connection with the Merger shall be delivered to Company Stockholders in accordance with Section 2.3 below.

         2.2 No Fractional Shares. No scrip or fractional shares of Parent Common Stock shall be issued in the Merger upon conversion of Company Common Stock as provided in Section 2.1(a). In lieu of the issuance of any such fractional shares, Parent shall pay to each Company Stockholder who would otherwise be entitled to receive a fractional share of Parent Common Stock (after taking into account all Parent Common Stock into which such Stockholder's Company Common Stock was converted pursuant to this Agreement) an amount in cash (rounded to the nearest whole cent) determined by multiplying
(i) the fair market value (as hereinafter defined) of a share of Parent Common Stock by (ii) the fraction of a share of Parent's Common Stock which such holder would other wise be entitled to receive pursuant to this Article 3. The fair market value of a share of Parent's Common Stock shall be the average of the closing prices as reported on the National Association of Securities Dealers Automated Quotation System for one (1) share of Parent Common Stock for the last ten (10) consecutive trading days ending with the close of trading on the third business day preceding the Closing Date.

         2.3 Surrender and Exchange of Certificates Representing Company Common Stock.

                  (a) Exchange Agent. Parent shall appoint First Union National Bank or such other reputable bank or trust company as may be selected by Parent to act as exchange agent for the Merger (the "EXCHANGE AGENT"). At the Effective Time, Parent shall, pursuant to irrevocable instructions, direct the Exchange Agent to deliver the number of shares of Parent Common Stock as provided for in Section 2.1. The Parent Common Stock to be paid and issued to the Company Stockholders and holders of the Outstanding Options hereunder shall sometimes be referred to as the "MERGER CONSIDERATION."

                  (b) Surrender of Certificates. Prior to the Effective Time, Parent shall use all commercially reasonable efforts to cause the Exchange Agent to make available to each record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Company Common Stock (the "CERTIFICATES"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for conversion thereof, which letter of transmittal shall comply with all Applicable Laws and rules of The Nasdaq Stock Market, Inc. ("NASDAQ"). Company shall promptly deliver to the Company Stockholders and shall use all commercially reasonable efforts to cause each Company Stockholder to execute and deliver to Parent and Merger Sub at or prior to the Closing a certificate in substantially the form of Exhibit 2.3 attached hereto, subject to such changes as Parent may approve. Upon surrender to the Exchange Agent of the Certificates at the Closing or thereafter, together with such letter of transmittal duly executed, the holder of such Certificates shall be entitled to receive at the Closing (or promptly after such surrender if after the Closing) in exchange therefor, one or more certificates as requested by the holder (properly issued, executed and countersigned, as appropriate) representing that number of whole shares of Parent Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Section 2.1 and Certificates so surrendered shall forthwith be canceled. From the Effective Time until surrender in accordance with the provisions of this Section 2.3, each Certificate (other than Certificates representing treasury shares) shall represent for all purposes only the right to receive the Merger Consideration. All payments in respect of Company Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

                  (c) Lost Certificates. In the case of any lost, misplaced, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the Merger Consideration, to deliver to Parent an indemnity agreement and a bond in such reasonable sum as Parent may direct as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to the Certificate alleged to have been lost, misplaced, stolen or destroyed.

                  (d) No Interest. No interest shall be paid or accrued on any portion of the Merger Consideration regardless of the cause for delay in payment of the Merger Consideration.

                  (e) Dividends on Parent Common Stock. No holder of a Certificate shall be entitled to delivery of any dividend or other distribution from Parent having a record date after the Effective Time until surrender of such holder's Certificate pursuant to this Section 2.3. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) that theretofore became payable by Parent, but were not paid by reason of the foregoing with respect to the number of whole shares of Parent Common Stock represented by the Certificate or Certificates issued upon such surrender. From and after the Effective Time, Parent shall, however, be entitled to treat any such Certificate that has not yet been surrendered for exchange as evidencing the ownership of the aggregate Merger Consideration into which the Company Common Stock represented by such Certificate shall have been converted, notwithstanding any failure to surrender such Certificate.

                  (f) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any Parent Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any abandoned property, escheat or similar law.

         2.4 Share Calculations. Prior to the Effective Time, Company shall prepare and deliver to Parent (subject to the Parent's review and approval) a complete list of the number of shares of Parent Common Stock to be issued to each Company Stockholder in accordance with the provisions of Section 2.1(a) in connection with the Merger.

         2.5 Stock Transfer Books. From and after the Effective Time, no transfer of Company Common Stock outstanding prior to the Effective Time shall be registered on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates for Company Common Stock are presented to the Surviving Corporation for transfer, such certificates shall be canceled and exchanged for the appropriate portion of the Merger Consideration.

         2.6      Company Stock Options and Other Securities.

                  (a) Prior to or contemporaneously with the Closing, Company shall convert into Company Common Stock or cancel all outstanding options, restricted stock awards, stock appreciation rights, warrants and other securities convertible into or exchangeable for shares of Company Common Stock or other securities of Company (collectively, the "OUTSTANDING OPTIONS") pursuant to the change in control and exercise provisions of (i) the Company's 1987 Incentive Stock Option Plan and Nonstatutory Stock Option Plan, as amended; (ii) the Company's 1997 Stock Option Plan; and (iii) all other agreements related to the Outstanding Options (collectively, with the plans referenced in clauses (i) and (ii) above, the "STOCK OPTION PLANS"); provided, however, that no such conversions shall affect the total Merger Consideration to be paid by Parent and Merger Sub in connection with the Merger. Copies of all Outstanding Options are attached as part of Seller Disclosure Schedule 4.2.

                  (b) Each of the Outstanding Options remaining after the Company performs its obligations under paragraph (a) above shall be converted into the right to receive shares of Parent Common Stock as of the Effective Time in accordance with the provisions of Section 2.1.

                  (c) At or prior to the Closing, Company shall amend the Stock Option Plans so that no further shares of Company Common Stock or Parent Common Stock may be issued thereunder, subject to amendment, modification, suspension, abandonment or termination as provided therein, and the Stock Option Plans as so continued (i) shall relate only to the issuance of Parent Common Stock as provided in this Section 2.6, and (ii) Parent and its Stock Option Committee shall be substituted for Company and the Committee of Company's Board of Directors (including, if applicable, the entire Board of Directors of Company) administering such Company Stock Option Plans.

                  (d) Prior to the Closing, Company shall collect and withhold all required employment and other withholding taxes applicable or relating to the exercise of, or any other action, omission or other thing relating to, the Outstanding Options, regardless of whether any such withholding tax arises prior to, contemporaneously with, or after the Closing.

         2.7 Adjustments. In the event that at any time after the date hereof and prior to the Effective Time, Parent shall declare, set a record date for, or effect (a) a dividend or other distribution with respect to Parent Common Stock payable in Parent Common Stock or other property (other than cash), including the common stock, preferred stock or other securities of a Parent Subsidiary, (b) a combination or conversion of outstanding Parent Common Stock into a smaller number of such Parent Common Stock, or (c) any reorganization or reclassification, or any consolidation or merger of Parent, with another corporation, or the sale of all or substantially all of its assets to another corporation, in such a way that holders of outstanding Parent Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or other property with respect to or in exchange for such Parent Common Stock (any such event described in (a)-(c) above referred to as a "DILUTING EVENT"), then, as a condition of such Diluting Event, lawful and adequate provision shall be made whereby the Company Stockholders shall thereafter be entitled to receive (under the same terms otherwise applicable to their receipt of Parent Common Stock), in addition to or in lieu of (as the case may be) the number of shares of Parent Common Stock to which such Company Stockholders are entitled immediately prior to such Diluting Event, such shares of stock, securities or other property as may be issued or payable with respect to or in exchange for that number of shares of Parent Common Stock to which the Company Stockholders were so entitled, and in any case appropriate provision shall also be made with respect to such Company Stockholders' rights and interests to the end that the provisions of this
Section 2.7 shall thereafter be applicable in relation to any shares of stock, securities or other property thereafter deliverable to such Company Stockholders pursuant to the provisions hereof.

                       ARTICLE 3 - RULES OF CONSTRUCTION

         In the interpretation of this Agreement, unless otherwise provided or the context otherwise requires:

         (a) The singular includes the plural and vice versa and, in particular (but without limiting the generality of the foregoing), any word or expression defined in the singular has the corresponding meaning used in the plural and vice versa;

         (b)      Any reference to any gender includes the other genders;

         (c) Any reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital is a reference to an Article, Section, Exhibit, clause, subclause, paragraph, subparagraph, Schedule or recital of this Agreement;

         (d)      Any reference to any agreement, instrument or other document
(i) shall include all appendices, exhibits and schedules thereto and all agreements, documents or other writings incorporated by reference therein, and
(ii) shall be a reference to such agreement, instrument or other document as amended, supplemented, modified, suspended, restated or novated from time to time;

         (e) Any reference to any statute shall be construed as including all statutory provisions consolidating, amending or replacing such statute and all governmental regulations and rules promulgated thereunder;

         (f) Any reference to "writing" includes printing, typing, lithography and other means of reproducing words in a visible form;

         (g) Any reference to a time or date or to a local time or date is a reference to the time and date in Atlanta, Georgia;

         (h) Any reference to "dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America;

         (i) The headings and Article, Section and paragraph numbering contained in this Agreement are used solely for convenience and do not constitute a part of this Agreement, nor shall such headings and numbering be used in any manner to aid in the construction of this Agreement;

         (j) The term "APPLICABLE LAWS" means all applicable (i) statutes, ordinances or other legislative enactments of the United States of America or other country or foreign government, or of any state or agency thereof, (ii) rules, regulations, orders, permits, directives or other actions or approvals of any Governmental Authority, and (iii) judgments, awards, orders, decrees, writs and injunctions of any court, Governmental Authority or arbitrator.

         (k) References in this Agreement to the "COMPANY DISCLOSURE SCHEDULES" shall mean the disclosure schedules, dated as of the date of this Agreement, which have been delivered on the date of this Agreement by Company to Parent, and references to a numbered Company Disclosure Schedule shall mean that portion of the Company Disclosure Schedules that refers to the specific section or subsection of Article 4 of this Agreement;

         (l) References in this Agreement to the "MANAGEMENT STOCKHOLDER DISCLOSURE SCHEDULES" shall mean the disclosure schedules, dated as of the date of this Agreement, which have been delivered on the date of this Agreement by the Management Stockholders to Parent, and references to a numbered Management Stockholder Disclosure Schedule shall mean that portion of the Management Stockholder Disclosure Schedules that refers to the specific section or subsection of Article 5 of this Agreement;

         (m) References in this Agreement to the "PARENT DISCLOSURE SCHEDULES" shall mean the disclosure schedules, dated as of the date of this Agreement, which have been delivered on the date of this Agreement by Parent to Company, and references to a numbered Parent Disclosure Schedule shall mean that portion of the Parent Disclosure Schedules that refers to the specific section or subsection of Article 6 of this Agreement;

         (n) The term "DISCLOSED BY PARENT" shall mean, with respect to information concerning any event, fact or circumstance, information contained in Parent's SEC Reports (as defined below), annual and other reports furnished by Parent to its shareholders as a group, and press releases of Parent disseminated to (i) the Dow Jones News Service, Associated Press, United Press, Business Wire or other national newswire service, or (ii) the Nasdaq or a United States national securities exchange, as well as information disclosed in writing directly to Company or the Management Stockholders by Parent in this Agreement or otherwise;

         (o) The term "GAAP" means generally accepted accounting principles and practices as in force in the United States from time to time.

         (p) The term "GOVERNMENTAL AUTHORITY" means any United States federal, state or local, or any foreign governmental, governmental or administrative authority, agency, department, board, investigative body or commission or any court, tribunal, or judicial or arbitral body;

         (q) The term "KNOWLEDGE" means actual knowledge and, as used with respect to Parent and Merger Sub means the actual knowledge of the chief executive officer, president and chief financial officer of Parent and Merger Sub; and, as used with respect to Company means the actual knowledge of the Management Stockholders and the information which, after reasonable consideration and inquiry by the Management Stockholders (recognizing the confidentiality associated with the execution and delivery of this Agreement), would be recognized by reasonable persons of similar experience in such positions as relevant to the matter(s) qualified by the words "to the Knowledge of" or "known to" such person.

         (r) The term "MATERIAL ADVERSE EFFECT" with respect to a person or entity means (unless otherwise indicated) any circumstance, change in, or effect on the business and affairs of such person or entity or any Subsidiary thereof that, individually or in the aggregate with any other circumstances, changes in, or effects on, the business and affairs of such person or entity and its Subsidiaries: (i) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, prospects, results of operations or financial condition of such person or entity and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to materially adversely affect the ability of such person or entity and its Subsidiaries to operate or conduct its or their business and affairs in the manner in which they are currently operated or conducted or contemplated by such person or entity to be operated or conducted; provided, however, that a Material Adverse Effect with respect to Parent and Merger Sub shall not include any decline in the trading price of Parent's Common Stock for any reason or any event or circumstance arising from any such decline, including without limitation, any change caused or arising from the failure by Parent for any reason to achieve operating results in accordance with market expectations or any market factors such as volatility, fluctuations in the market price of stocks generally or general economic factors;

         (s)      The term "PARENT SUBSIDIARY" means any Subsidiary of Parent;

         (t) The term "SUBSIDIARY" means any corporation, partnership, joint venture or other legal entity in which a specified person or entity, directly or indirectly, owns or controls the voting of at least a 50% share or other equity interest or for which such person or entity, directly or indirectly, acts as a general partner;

         (u) The terms "hereof," "hereby," "hereunder" and similar terms shall refer to this Agreement as a whole;

         (v) The term "including" shall mean "including, without limitation"; and

         (w) Each party and its counsel have had the opportunity to negotiate the terms and provisions of this Agreement. This Agreement, therefore, shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

             ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF COMPANY
                        AND THE MANAGEMENT STOCKHOLDERS

         Company hereby represents and warrants to Parent and Merger Sub (except as set forth on the Company Disclosure Schedules) as follows and as to the specified portions of Sections 4.2(b), 4.6(a), 4.6(b), 4.7, 4.8(b), 4.10, 4.11(e), 4.12(c), 4.13(c), 4.22, 4.29, 4.30, 4.31 and

4.32 Company and the Management Stockholders hereby represent and warrant, jointly and severally, to Parent and Merger Sub as follows:

         4.1      Corporate Organization.

                  (a) Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Except as set forth on Company Disclosure Schedule 4.1, Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Company.

                  (b) Company Disclosure Schedule 4.1 sets forth the full name and jurisdiction of organization of the sole Subsidiary of Company (the "COMPANY SUBSIDIARY") as well as all trade names used by Company and the Company Subsidiary currently or at any time during the past five years. The Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its organization. Except as set forth on Company Disclosure Schedule 4.1, the Company Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Company.

                  (c) Company Disclosure Schedule 4.1 sets forth copies of the Certificate of Incorporation and bylaws of Company and the Company Subsidiary. Company's and the Company Subsidiary's bylaws, stock book and minute books are complete and correct in all material respects and contain all amendments thereto to date, a record of all corporate proceedings of the Company and such Subsidiary, and a record of all stock issuances and transfers of the Company and such Subsidiary.

                  (d) Except as set forth in Company Disclosure Schedule 4.1, Company and the Company Subsidiary do not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture, organization or other entity.

         4.2      Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of Company consists solely of 5,000,000 shares of Company Common Stock and no shares of preferred stock or any other capital stock. As of the date of this Agreement, there are 642,069 shares of Company Common Stock issued and outstanding and 93,225 shares of Company Common Stock are reserved for issuance pursuant to the exercise or conversion of Outstanding Options. Company Disclosure Schedule 4.2 sets forth the number of shares of Company Common Stock owned by each of the Company Stockholders, together with (to Company's Knowledge) the correct residence address of each such Company Stockholder and provides the same information for the Company Subsidiary. Except as set forth on Company Disclosure Schedule 4.2, no shares of Company Common Stock or capital stock of the Company Subsidiary are outstanding. All issued and outstanding shares of Company Common Stock and capital stock of the Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights and were issued in material compliance with and under available exemptions from all applicable federal and state securities laws. All of the outstanding shares of capital stock of the Company Subsidiary are owned by Company and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties.

                  (b) Except as set forth on Company Disclosure Schedule 4.2, neither Company nor the Company Subsidiary has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character (except for this Agreement) calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Company or the Company Subsidiary or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings to which Company or the Company Subsidiary is a party or otherwise to Company's Knowledge with respect to voting of any such shares. To Company's and the Management Stockholders' Knowledge, no Company Stockholder has granted or is bound by any of the foregoing agreements. Company Disclosure
Schedule 4.2 sets forth copies of the plans and agreements pursuant to which Company and the Company Subsidiary granted any of the foregoing securities and a list of each such outstanding security, together with a schedule of the persons entitled to any of the foregoing.

                  (c) All transactions whereby Company or the Company Subsidiary repurchased, redeemed, canceled or reacquired shares of its capital stock and the solicitation of stockholder consents in connection with the Merger have been or will be effected in compliance with all applicable corporate and securities laws, and documentation prepared by or on behalf of the Company or the Company Subsidiary in connection therewith did not and will not include any untrue statement of any material fact or omit to state any material fact necessary to make the statements made therein correct and complete.

         4.3      Authority; No Violation.

                  (a) Except for the filing of the Proxy Statement (as defined in Section 7.14) under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), the effectiveness of the Registration Statement (as defined in Section 7.14) and satisfaction of other requirements under the Securities Act of 1933, as amended (the "1933 ACT"), approval of the Merger by the affirmative vote of the holders of a majority in interest of the Company Common Stock, Nasdaq listing approval requirements for the Merger Consideration shares, and the filing of the Certificate of Merger in accordance with the GBCC and the DGCL, and except as set forth on Company Disclosure Schedule 4.3 (collectively, the "COMPANY APPROVALS"), no consents, approvals, authorizations, clearances or orders of, filings or registrations with or notices to (collectively, the "AUTHORIZATIONS") any third party or any Governmental Authority are necessary on behalf of Company or, to Company's Knowledge, any of the Company Stockholders, in connection with (i) the execution and delivery by Company and the Company Stockholders of this Agreement and all other documents, certificates and agreements executed pursuant to or in connection with this Agreement (collectively, the "MERGER DOCUMENTS") and (ii) the consummation by Company and the Company Stockholders of the Merger and the other transactions contemplated by this Agreement and the other Merger Documents. Subject to receipt of the Company Approvals, Company has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement and the other Merger Documents in accordance with the terms of this Agreement and the other Merger Documents. The execution and delivery of this Agreement and the other Merger Documents have been duly and validly approved by the Board of Directors of Company and by the Management Stockholders in accordance with the Certificate of Incorporation and bylaws of Company and with Applicable Laws. Except for the Company Approvals, no other corporate proceedings on the part of Company are necessary for Company and the Management Stockholders to execute and deliver this Agreement and for Company and the Company Stockholders be bound by the terms of this Agreement and, when executed and delivered, the other Merger Documents. This Agreement has been duly and validly executed and delivered by Company and the Management Stockholders and constitutes the valid and binding obligation of Company and the Management Stockholders enforceable against Company and the Management Stockholders in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  (b) Neither the execution and delivery of this Agreement by Company or the Management Stockholders, nor the consummation by Company and the Company Stockholders of the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement and the other Merger Documents, nor compliance by Company and the Company Stockholders with any of the terms or provisions of this Agreement or the other Merger Documents, will: (i) assuming the Company Approvals are duly obtained, violate any provision of Company's Certificate of Incorporation or bylaws; (ii) assuming that the Company Approvals are duly obtained, violate any Applicable Laws; or
(iii) except as set forth in Company Disclosure Schedule 4.3, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, mortgage, security interest, pledge, charge, other right of third parties or other encumbrance (collectively, "LIENS") upon any of the respective properties or assets of Company under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and
(iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on Company, and which will not prevent or delay the consummation of the Merger and the other transactions contemplated by this Agreement and the other Merger Documents.

         4.4      Financial Statements.

                  (a) Company Disclosure Schedule 4.4 sets forth copies of the following (collectively, together with the related notes and any additional financial statements set forth on such Schedule, the "COMPANY FINANCIAL STATEMENTS"): (i) the consolidated balance sheet of Company as of June 30, 1998, 1997 and 1996 and the consolidated statements of operations, shareholders' equity and cash flows for the period ended June 30, 1998, 1997 and 1996, together with the audit reports thereon of KPMG Peat Marwick LLP, and
(ii) the interim financial statements of Company (balance sheet and income statement) as of December 31, 1998 and for the six month period ended December 31, 1998. Except as set forth on Company Disclosure Schedule 4.4, the Company Financial Statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position of Company as of the respective dates set forth in the Company Financial Statements, and the consolidated results of Company's operations and its cash flows for the respective periods set forth in the Company Financial Statements; except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, lack footnote disclosures, and do not include statements of cash flow or stockholders equity, nor do they take into account accounting pronouncements effective after June 30, 1998, all of which adjustments, footnote disclosures, statements and pronouncements are not, in the aggregate, believed by Company or by the Management Stockholders to be material and adverse to the information presented in the interim Company Financial Statements, business or operations of Company when taken as a whole.

                  (b) The books and records of Company have been maintained in compliance with applicable legal and accounting requirements and in accordance with GAAP. Except as set forth on Company Disclosure Schedule 4.4, the corporate record books (including the share records) of Company are complete, accurate and up to date in all material respects and set forth all meetings and actions taken by the Company Stockholders and directors of Company and all transactions involving the shares of Company (and contain all necessary signatures and all canceled share certificates).

                  (c) Except as and to the extent reflected, disclosed or reserved against in the Company Financial Statements, or as disclosed in Company Disclosure Schedule 4.4, as of December 31, 1998, Company had no material liabilities or obligations of any kind, whether absolute, accrued, direct, indirect, contingent or otherwise ("LIABILITIES"). Except as set forth on Company Disclosure Schedule 4.4, since December 31, 1998, Company has not incurred, created, assumed or guaranteed any Liabilities except in the ordinary course of business and consistent with past practice other than Liabilities incurred in connection with this Agreement. Further, at the Effective Time Company shall have no Liabilities other than trade payables due and owing for periods consistent with Company's past practices in the ordinary course of business, capitalized leases for equipment, and other liabilities in the ordinary course of business consistent with past practices and which are not material in amount other than Liabilities incurred in connection with this Agreement.

         4.5 Broker's and Other Fees. Except as disclosed in Company Disclosure Schedule 4.5, neither Company nor, to Company's Knowledge, any Company Stockholder, has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Except as disclosed in Company Disclosure Schedule 4.5, there are no fees payable to any consultants, including lawyers and accountants, in connection with this Agreement or the transactions contemplated by this Agreement or which would be triggered by consummation of this Agreement or the transactions contemplated by this Agreement or the termination of the services of such consultants by Company or otherwise pursuant to the Merger.

         4.6      Absence of Certain Changes or Events.

                  (a) Except as disclosed in Company Disclosure Schedule 4.6, there has been no Material Adverse Effect on Company since December 31, 1998 and to Company's and the Management Stockholders' Knowledge, no facts or conditions exist which will cause (or may be reasonably likely to cause) a Material Adverse Effect on Company, including after the Merger.

                  (b) Except as set forth in Company Disclosure Schedule 4.6, and except for execution of this Agreement, since December 31, 1998 Company has conducted its business only in the ordinary course, consistent with past practice, and has not (and to the Management Stockholders' Knowledge, Company has not):

                           (i) suffered any physical damage, destruction or casualty loss (whether or not such loss or damage shall have been covered by insurance) which materially and adversely affects the properties, business or prospects of Company, or suffered any deterioration in the operating condition of any material physical assets of Company, normal wear and tear excepted;

                           (ii) materially increased, or made any material change in any assumptions underlying the method of calculating, any bad debt, contingency or other reserves;

                           (iii) made any material change in the method of valuing assets included in the Company Financial Statements;

                           (iv) made any material change in any method of accounting or keeping its books of account or accounting practices or systems of internal accounting controls;

                           (v)      paid, discharged or satisfied any
                  Liability, other than by payment, discharge or satisfaction in the ordinary course of business;

                           (vi) permitted or allowed any of its material assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien;

                           (vii) written down the value of any inventory or written off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business;

                           (viii) canceled or waived any claims or rights, or sold, transferred, distributed or otherwise disposed of any assets or properties, except in the ordinary course of business;

                           (ix)     declared or paid any dividend or
                  distribution on or in respect of the Company Common Stock, or directly or indirectly redeemed, purchased, or otherwise acquired any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any options, warrants or other rights to purchase any of the foregoing, or authorized the issuance of, or issued, sold or committed to sell (or granted any options or rights to purchase) any additional shares of its capital stock, or sold, issued or incurred any debt security (except for and in connection with issuances of stock pursuant to the exercise (whether cashless or otherwise) of outstanding options or pursuant to the ESOP (as defined in Section 4.9));

                           (x) experienced any strike, walkout, similar labor trouble or other similar event;

                           (xi)     increased the salaries or other
                  remuneration payable or to become payable to, or made any advance (excluding advances for ordinary business expenses) or loan to, any officer, director, employee or shareholder (except normal merit increases made in the ordinary course of business, consistent with past practice and previously disclosed to Parent in Company's budget), or established, made any increase in, or any addition to, other benefits (including, without limitation, any Benefit Plans, as hereinafter defined) to which any of them may be entitled, or made any payments to any Benefit Plans, except payments in the ordinary course of business and consistent with past practice, or entered into any agreement, arrangement or transaction with any such person not in the ordinary course of business, or failed to make any required payment under any Benefit Plans; or

                           (xii) entered into, terminated, modified or amended any agreement with any director, officer or other "affiliate" of such director or officer, as that term is defined in Section 14A of the 1934 Act (an "AFFILIATE").

         4.7      Legal Proceedings. Except as disclosed in Company Disclosure
Schedule 4.7, neither Company nor either of the Management Stockholders is a party to any, and there is no pending or, to Company's or the Management Stockholders' Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental investigation of any nature against Company, that if determined adversely to Company could reasonably be expected to have a Material Adverse Effect on Company. Except as disclosed in Company Disclosure Schedule 4.7, Company is not a party to any order, judgment or decree entered in any lawsuit or proceeding that is reasonably likely to have a Material Adverse Effect on Company. Without limiting the foregoing, except as disclosed in Company Disclosure Schedule 4.7, no actions, suits, demands, notices, claims, investigations or proceedings that are reasonably likely to have a Material Adverse Effect on Company are pending or, to Company's or the Management Stockholders' Knowledge, threatened against or otherwise involving, directly or indirectly, any officer, director, employee or agent of Company (in connection with such officer's, director's, employee's or agent's activities on behalf of Company or that otherwise relate, directly or indirectly, to Company or its properties or securities) including without limitation any notices, demand letters or requests from any Governmental Authority relating to such potential Liabilities, nor, to the Knowledge of Company or the Management Stockholders, are there any circumstances which could lead to such actions, suits, demands, notices, claims, investigations or proceedings.

         4.8 Taxes and Tax Returns. Except as disclosed in Company Disclosure Schedule 4.8:

                  (a) Company has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("RETURNS") required to be filed by it in respect of any United States federal, state or local Taxes and has duly paid (and until the Effective Time will so pay) all such Taxes due and payable as finally determined by the applicable Governmental Authority, other than Taxes which are being contested in good faith (and disclosed to Parent in writing). As used in this Agreement, "TAX" or "TAXES" means and includes any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including, without limitation: foreign, domestic, central, local, state or other jurisdictional taxes or other charges on or with respect to income, estimated income, franchises, business, occupation, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges. Company has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but that are incurred in respect of Company through such date.

                  (b) Neither Company nor the Management Stockholders have received any notice that any of the Returns of Company has been examined by the United States Internal Revenue Service (the "IRS"), or any other United States federal or state Governmental Authority within the past six years. There are no audits or other Governmental Authority proceedings currently pending, nor any other disputes pending with respect to, nor, to the Knowledge of Company and the Management Stockholders claims asserted for, Taxes upon Company greater than $250 individually or $10,000 in the aggregate; nor has Company given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of Company, except for Liens for Taxes not yet due and payable or being properly contested. Any Taxes being properly contested are disclosed on Company Disclosure Schedule 4.8. Company has complied (and until the Effective Time will comply) in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

                  (c) Company (i) has not requested any extension of time within which to file any Return which Return has not since been filed; (ii) is not a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is not required to include in income any adjustment by reason of a voluntary change in accounting method initiated by Company (nor does Company have any Knowledge that any Governmental Authority has proposed any such adjustment or change of accounting method); (iv) has not filed a consent with any Governmental Authority pursuant to which Company has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated by this Agreement; or (v) has not been a member of an affiliated group other than one of which Company was the common parent.

         4.9      Benefit Plans.

                  (a) Certain definitions used in this Section are as follows:

                           "CODE" shall mean the Internal Revenue Code of 1986,
                  as amended, together with the regulations promulgated thereunder.

                           "DOL" shall mean the United States Department of
                  Labor.

                           "ERISA" shall mean the Employee Retirement Income
                  Security Act of 1974, as amended.

                           "ERISA AFFILIATE" shall mean, with respect to a
                  Person, any other Person which is required to be aggregated with such Person under Code Section 414(b), (c), (m) and/or
                  (o) at any time prior to the Closing.

                           "PBGC" shall mean the Pension Benefit Guaranty
                  Corporation established under Title IV of ERISA.

                           "PERSON" shall include, but is not limited to, an
                  individual, a trust, an estate, a partnership, an association, a company, a corporation, a sole proprietorship, a professional corporation or a professional association.

                  (b) Company Disclosure Schedule 4.9 lists (i) each pension, retirement, profit-sharing, cash or deferred, deferred compensation, stock option, phantom stock, stock appreciation rights, employee stock ownership, severance pay, vacation, paid time off, education-reimbursement, bonus, incentive, and other or similar plan, program or other arrangement, (ii) each cafeteria, Section 125, medical, vision, dental, disability, death benefit, life insurance, health and/or accident plan, program or other arrangement, (iii) each material written or unwritten employee or other similar program, arrangement, agreement or understanding, whether arrived at through collective bargaining or otherwise, and (iv) each other employee benefit plan, voluntary employees' beneficiary association, fringe benefit plan, and other similar plan, program or other arrangement, agreement or understanding, including, without limitation, each "employee benefit plan," as that term is defined in Section 3(3) of ERISA, which is currently maintained, sponsored in whole or in part, required to be contributed by, or contributed to by Company or any ERISA Affiliate of Company, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, stockholder, officer or consultant or other beneficiary of Company or any ERISA Affiliate of Company or under (or in connection with) which Company or an ERISA Affiliate of Company has any contingent or noncontingent liability of any kind, whether or not probable of assertion (all of the items set forth in clauses (i) through (iv) above, collectively, the "BENEFIT PLANS," and each a "BENEFIT PLAN"). Any of the Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, or an "employee welfare benefit plan," as that term is defined in Section 3(1) of ERISA, is referred to herein as an "ERISA PLAN."

                  (c) Company Disclosure Schedule 4.9 also lists, with respect to all Benefit Plans listed therein: (i) all trust agreements or other funding arrangements, including insurance contracts, all annuity contracts, financial contributions, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, corporate resolutions or memoranda, administrative committee minutes or memoranda or records, and all amendments (if any) thereto, (ii) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, (iii) all material communications or other correspondence issued within the last six (6) years by any Governmental Authority, including without limitation, the IRS, DOL and the PBGC with respect to such Benefit Plan, (iv) annual reports or returns and audited or unaudited financial statements for the most recent three plan years and any amendments thereto, and (v) the most recent summary plan descriptions, any material modifications thereto, and all material employee communications with respect to such Benefit Plans other than routine disclosures as required by statute. Prior to or contemporaneous with the delivery of Company Disclosure Schedule 4.9,

Company has delivered a true and complete copy of all such Benefit Plans, agreements, letters, rulings, opinions, letters, reports, returns, financial statements and summary plan descriptions described in this Section 4.9.

                  (d) Except as set forth on Company Disclosure Schedule 4.9, all the Benefit Plans and any related trusts subject to ERISA comply in all material respects with and have been administered in compliance in all material respects with the provisions of ERISA, all applicable provisions of the Code relating to qualification and tax exemption under Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations and collective bargaining agreements, and Company has not received any notice from any Governmental Authority or instrumentality questioning or challenging such compliance. All available material governmental approvals for the Benefit Plans have been obtained, including, but not limited to, timely determination letters on the qualification of the ERISA Plans and tax exemption of, related trusts, as applicable, under the Code and timely registration and disclosure under applicable securities laws, and all such governmental approvals continue in full force and effect. No event has occurred that will or could give rise to disqualification of any such Benefit Plan under Sections 401(a) or 501(a) of the Code or to a tax under Section 511 of the Code.

                  (e) Neither Company nor any administrator or fiduciary of any such Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject Company to any direct or indirect material liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No oral or written representation or communication with respect to any aspect of the Benefit Plans has been or will be made to employees of Company prior to the Closing that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing, except for any amendments or terminations required by the terms of this Agreement. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans other than routine claims and benefits and no action, legal or otherwise, has been commenced with respect to any claim.

                  (f) All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued, and all records and data maintained by Company with respect to the Benefit Plans are correct, complete and accurate in all material respects as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate.

                  (g) Neither Company nor any other "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Code) of any Benefit Plan has engaged in any "prohibited transaction" (within the meaning of Sections 503(b) or 4975(c) of the Code or Section 406 of ERISA) with respect to such Benefit Plan, for which there is no statutory, Governmental or individual or class exemption. There has been no (a) "reportable event" (as defined in Section 4043 of ERISA), or event described in Section 4062(f) or Section 4063(a) of ERISA or (b) termination or partial termination, withdrawal or partial withdrawal with respect to any of the ERISA Plans that Company or any ERISA Affiliate of Company maintains or contributes to or has maintained or contributed to or was required to maintain or contribute to for the benefit of employees of Company or any ERISA Affiliate of Company now or formerly in existence.

                  (h) For any ERISA Plan that is an employee pension benefit plan as defined in ERISA Section 3(2), the fair market value of such Benefit Plan's assets equals or exceeds the present value of all benefits (whether vested or not) accrued to date by all participants in such Benefit Plan. For this purpose the assumptions prescribed by the PBGC for valuing plan assets or liabilities upon plan termination shall be applied and the term "benefits" shall include the value of any early retirement or ancillary benefits (including shutdown benefits) provided under any Benefit Plan. As of the Closing, full payment will have been made of all amounts which Company is required to have made at or prior to such time, under any Applicable Laws, as a contribution to any Benefit Plan of Company or of an ERISA Affiliate of Company, and no accumulated funding deficiency (as defined in ERISA Section 302 or Code Section 412), whether or not waived, will exist with respect to any Benefit Plan.

                  (i) Except as described on Company Disclosure Schedule 4.9, as of the Closing, Company will have no material current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any Benefit Plan (A) that was not reflected in the Company Financial Statements or (B) that represents contributions required to be made under written terms of such Benefit Plan as of the Closing.

                  (j) Company does not maintain any Benefit Plan providing deferred or stock based compensation which is not reflected in the Company Financial Statements.

                  (k) Except as disclosed on Company Disclosure Schedule 4.9, neither Company nor any ERISA Affiliate of Company has maintained, and neither now maintains, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under Part 6 of Title I of ERISA and Code
Section 4980B.

                  (l) Except as set forth on Company Disclosure Schedule 4.9, the consummation of the Merger and the other transactions contemplated by this Agreement will not (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of Company or any ERISA Affiliate of Company to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of Company, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

                  (m) All Benefit Plans subject to Section 4980B of the Code, as amended from time to time, or Part 6 of Title I of ERISA or both have been maintained in good faith compliance with the requirements of such laws and any regulations (proposed or otherwise) issued thereunder.

                  (n) No liability to the PBGC has been incurred as of the Closing by Company or any ERISA Affiliate of Company, except for PBGC insurance premiums, and all such insurance premiums incurred or accrued up to and including the Closing have been timely paid.

                  (o) Neither Company nor any ERISA Affiliate of Company maintains or has maintained, has contributed to or has been required to contribute to, a multi-employer plan (as defined in Section 3(37) of ERISA). No amount is due or owing from Company on account of a multi-employer plan (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom.

                  (p) All annual reports (as described in Section 103 of ERISA) and all Forms 5500 relating to the applicable provisions of the Code required to be filed in connection with one or more of the Benefit Plans have been timely and properly filed in accordance with Applicable Laws.

                  (q) Under the Forseon Corporation Employee Stock Ownership Plan ("ESOP") and Applicable Laws (including, without limitation, all U.S. Treasury and U.S. Department of Labor regulations and pronouncements), in the event that the portion of a Participant's Account which is or was not Vested is required to be restored, as a result of a restoration contemplated by
Section 8.8(c) of the ESOP, a termination of the ESOP or otherwise, each and every such restoration is required in an amount which is not greater than the value of such portion of such Account which is not Vested at the time such Participant received or is deemed to have received a distribution from the ESOP. For purposes of the preceding sentence, the terms "Participant," "Account," and "Vested" shall have the same meaning as set forth under the ESOP.

                  (r) There is no loan or other debt obligation relating to the ESOP or secured by stock owned by the ESOP or its trustee.

                  (s) Except as set forth on Company Disclosure Schedule 4.9, there is no put option relating to stock which has been distributed from the ESOP in respect of more than 7,000 shares of Company Common Stock.

         4.10 Compliance with Applicable Laws. Except as set forth in Company Disclosure Schedule 4.10, Company and the Company Subsidiary hold all licenses, franchises, permits, consents and authorizations ("LICENSES") necessary for the lawful conduct of their business, except where the failure to hold any License would not have a Material Adverse Effect on Company. No proceeding is pending or, to the Knowledge of Company or the Management Stockholders, threatened seeking the revocation or suspension of any License. Except as set forth on Company Disclosure Schedule 4.10, Company and the Company Subsidiary are and have been in compliance in all respects with all Applicable Laws, except where the failure to be in compliance would not have a Material Adverse Effect on Company. There is no outstanding or, to the Knowledge of Company and Management Stockholders, threatened order, writ, injunction, or decree of Governmental Authority against Company or the Company Subsidiary affecting, involving, or relating to their business or assets.

         4.11     Certain Contracts.

                  (a) Company Disclosure Schedule 4.11 lists the following written agreements (collectively, the "MATERIAL CONTRACTS"), to which Company or the Company Subsidiary is a party or by which Company or the Company Subsidiary or any of its or their properties or assets is bound:

                           (i)      all written agreements that involve an
annual commitment or payment by any party thereto of more than $25,000 individually or $100,000 in the aggregate or which have a fixed term extending more than 12 months from the date of this Agreement (there being no oral agreements of this kind);

                           (ii)     all joint venture, sales agency, sales
representative or distributorship, broker, franchise, license or similar agreements;

                           (iii)    all leases relating to real property or to
other material assets used in Company's business;

                           (iv)     all notes, bonds, mortgages, security
agreements, and other agreements and instruments for or relating to any lending or borrowing by Company or the Company Subsidiary in any amount (exclusive of advances to employees for expenses and trade payables incurred in the ordinary course of business);

                           (v)      all powers of attorney, guarantees,
suretyships or similar agreements; and

                           (vi)     all other written agreements the breach of
or default under which would or would be reasonably likely to have a Material Adverse Effect on Company.

                  (b) Each of the Material Contracts is valid, binding and enforceable on the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                  (c) Except as disclosed in Company Disclosure Schedule 4.11, (i) Company is not a party to or bound by any agreement or understanding (whether written or oral) with respect to the employment (on any basis other than at-will) of any officers, employees, directors, consultants or other persons, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Company to any officer, employee, director, consultant or other person. Company Disclosure Schedule 4.11 sets forth true and correct copies of all written severance or employment agreements with officers, directors, employees, agents, consultants and other persons to which Company is a party. Except as set forth on Company Disclosure Schedule 4.11, Company is not a party to any oral agreements of the kind referred to in the preceding sentence.

                  (d) Except as disclosed in Company Disclosure Schedule 4.11, no agreement or understanding to which Company or, to Company's Knowledge, any Company Stockholder is a party or by which Company, any of its Affiliates or any Company Stockholder is bound limits the freedom of Company, any of its Affiliates or any Company Stockholder to compete in any line of business or with any person.

                  (e) Except as disclosed in Company Disclosure Schedule 4.11, neither Company nor the Company Subsidiary nor, to the Knowledge of Company and the Management Stockholders, any other party thereto, is in default under any of the Material Contracts to which Company or the Company Subsidiary is a party or to which Company, the Company Subsidiary or its or their properties is bound; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling any party to terminate a Material Contract; and the continuation, validity and effectiveness of all such Material Contracts under the current terms thereof and the current rights and obligations of Company or any Subsidiary thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated by this Agreement. To the Knowledge of Company and the Management Stockholders, except as disclosed in Company Disclosure Schedule 4.11, upon consummation of the Merger, the Surviving Corporation will be entitled to enjoy the advantages and benefits of the business arrangements, opportunities and relationships as enjoyed by Company and its Subsidiary prior to the date of this Agreement without interference or interruption.

         4.12     Properties and Insurance.

                  (a) Except as disclosed in the Company Financial Statements or in Company Disclosure Schedule 4.12, Company and the Company Subsidiary have good and, as to owned real property, marketable title to all assets and properties, whether real or personal, tangible or intangible, reflected in the Company Financial Statements as of December 31, 1998 or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business since such date), subject to no Liens except (i) statutory liens for amounts not yet delinquent or which are being contested in good faith; (ii) such Liens and title imperfections that do not in the aggregate have a Material Adverse Effect on Company; (iii) statutory liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, and other like persons for labor, materials, supplies, or rentals, if any; (iv) Liens resulting from deposits made in connection with workers' compensation, unemployment insurance, social security and like laws; and (v) Liens of banks and financial institutions with respect to funds on deposit therewith or other property in possession thereof. Company and the Company Subsidiary as lessee have the right under valid and subsisting leases to occupy, use, possess and control all real property leased by Company and its Subsidiary as currently occupied, used, possessed and controlled by Company and its Subsidiary or necessary in the operation of their business as currently conducted.

                  (b) The business operations and all insurable properties and assets of Company and the Company Subsidiary are insured for their benefit against all risks which, in the reasonable judgment of the Company and the Company Subsidiary, should be insured against, in each case under policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the Company adequate for the businesses engaged in by it and the Company Subsidiary. Certificates of insurance with respect to all such policies as in effect on the date of this Agreement are attached hereto as Company Disclosure
Schedule 4.12. Neither Company nor the Company Subsidiary has received any written notice of cancellation or written notice of a material amendment of any such insurance policy or bond, and Company and the Company Subsidiary are not in default under any such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  (c) No person other than Company and the Company Subsidiary is currently entitled to possession of or other right to any of the properties of Company and the Company Subsidiary, whether owned or leased by Company or the Company Subsidiary. To the Knowledge of Company, the real property, buildings, structures and improvements owned or leased by Company and the Company Subsidiary conform to all Applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated by this Agreement materially and adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. Neither Company nor either of the Management Stockholders has received written notice, nor does Company or the Management Stockholders have Knowledge of (i) any pending or contemplated condemnation or eminent domain proceeding affecting the properties owned or leased by Company or the Company Subsidiary, (ii) any proposal for materially increasing the assessed value of any such properties for state, county, local or other ad valorem Taxes or (iii) any pending or contemplated proceedings or public improvements that would result in the levy of any special Tax or assessment against any such properties; and there are no outstanding requirements or recommendations by Company's and the Company Subsidiary's insurance providers requiring or recommending any repairs or work to be done with reference to any such properties. The properties and assets owned or leased by Company and the Company Subsidiary are adequate for the conduct of their business as currently conducted and are in good repair and operating condition, normal wear and tear excepted. The properties and assets owned or leased by Company and the Company Subsidiary constitute all of the property and assets that Company and the Company Subsidiary use or may reasonably need in connection with the operation of their business as currently conducted, and the consummation of the transactions contemplated by this Agreement will not impair the ability of Parent to use such properties and assets.

         4.13     Environmental Matters.

                  (a) The operations of Company and the Company Subsidiary comply, and have complied, in all material respects with all applicable Environmental Laws (as defined below).

                  (b) Company and the Company Subsidiary have obtained all material environmental, health and safety Licenses and other authorizations necessary for the operation of its and their business, all of which are valid and in good standing and are not subject to any modification or revocation proceeding, and Company and the Company Subsidiary are in compliance in all material respects with all terms and conditions thereof.

                  (c) Neither Company nor either of the Management Stockholders has received any written notice of any pending or threatened investigation, proceeding or claim to the effect that Company is or may be liable to any person or entity, or responsible or potentially responsible for the costs of any remedial or removal action or other cleanup costs, as a result of noncompliance with any Environmental Laws or arising out of the presence, generation, storage or disposal of hazardous waste, including liability under the United States Comprehensive Environmental Response, Compensation and Liability Act, as amended, any state superfund law or any Environmental Law, and there is no past or present action, activity, condition or circumstance that could be expected to give rise to any such liability on the part of Company to any person or entity or for any such cleanup costs.

                  (d) The term "ENVIRONMENTAL LAWS" shall mean all Applicable Laws relating to pollution or protection of the environment.

         4.14 Intellectual Property. Company and the Company Subsidiary have developed and conduct an active program of licensing certain proprietary application software products and systems and provide inventory data processing services using such products and systems (the "SOFTWARE PROGRAMS"), and in connection therewith the Company and the Company Subsidiary have developed certain related technical documentation and user reference manuals (the "DOCUMENTATION"). The Software Programs and the Documentation are collectively referred to as the "SOFTWARE." The Software Programs and Documentation are listed in Company Disclosure Schedule 4.14.

                  (a) Procedures for Copyright Protection. Company Disclosure Schedule 4.14(a) sets forth the form and placement of the proprietary legends and copyright notices displayed in or on the Software, including screen displays. In no instance has the eligibility of the Software for protection under copyright law been forfeited to the public domain.

                  (b) Procedures for Trade Secret Protection. Neither Company nor the Company Subsidiary has ever disclosed the source code for the Software to a third party other than the consultants and other persons identified in Company Disclosure Schedule 4.14(b), each of which has executed a nondisclosure agreement in favor of Company, and Company and the Company

Subsidiary disclose source code to employees only on a need-to-know basis in connection with the performance of their duties to Company and the Company Subsidiary. Except as described in Company Disclosure Schedule 4.14(b), each current and former employee of Company has executed and delivered a nondisclosure and assignment agreement or an employment or other agreement containing provisions for the protection of trade secrets and confidential information of Company and the Company Subsidiary and the absolute ownership by Company and the Company Subsidiary of all work resulting from the performance of services by such employee. The form of such agreement is attached to Company Disclosure Schedule 4.14(b) and there are no material deviations from that form which have been executed. The source code and system documentation comprising the Software have at all times been maintained by Company and the Company Subsidiary in confidence, and Company and the Company Subsidiary have not taken (nor have they failed to take) any action which would result in such source code and system documentation not being protectable as a trade secret under applicable law.

                  (c) Ownership of Software. All persons who have contributed to or participated in the conception and development of the Software have been full-time employees of Company or the Company Subsidiary hired to prepare such works within the scope of employment, except for the consultants identified in Company Disclosure Schedule 4.14(b). As a consequence, Company and the Company Subsidiary have all ownership interests in the Software.

                  (d) Absence of Claims. Except as set forth in Company Disclosure Schedule 4.14(d), no claims have been asserted against Company or the Company Subsidiary by any person to rights in the Software, and no valid basis for any such claim exists. The use of the Software by Company, the Company Subsidiary and their licensees does not infringe on the rights of any person (whether arising under copyright, trade secret, patent, unfair competition or other state or federal laws which protect intellectual property rights).

                  (e) Company Disclosure Schedule 4.14(e) (i) lists and describes all patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, and all patent, trademark and service mark licenses, (ii) describes all copyrights, computer software, databases, and all other intellectual property that are owned by or registered in the name of Company or the Company Subsidiary or to which Company or the Company Subsidiary has any rights as licensee or otherwise (except "off-the-shelf" computer software being used in accordance with the standard license therefor), which list specifies which items are owned and to which items Company or the Company Subsidiary has rights as a licensee or otherwise; and (iii) lists and describes all contracts, agreements or understandings pursuant to which Company or the Company Subsidiary has authorized any person to use, or which any person otherwise has the right to use, in any business or commercial activity, any of the items listed in clauses
(i) and (ii) above. All federal trademark or service mark registrations, and all applications to register any trademarks or service marks or any trademark register maintained by the United States government or any state or provincial government are based on truthful affidavits or declarations of use.

                  (f) All Necessary Property. The items listed or described in Company Disclosure Schedule 4.14 pursuant to the preceding subsections constitute or represent all of the intellectual property necessary to the conduct of Company's and the Company Subsidiary's business, and Company's and the Company Subsidiary's ownership and use rights with respect thereto are free and clear of Liens.

                  (g) No Infringement. Company has not nor has the Company Subsidiary infringed upon, and Parent's conduct of Company's and the Company Subsidiary's business after the Closing as currently conducted will not infringe upon, any patent, service mark, trade name, trademark, copyright, trade secret or other intellectual property belonging to any other person or entity; and, except as described in Company Disclosure Schedule 4.4(g), Company has not nor has the Company Subsidiary agreed to indemnify any person or entity for or against any infringement of or by the intellectual property set forth in the Company Disclosure Schedule 4.14. To the Knowledge of Company, no person or entity is infringing upon any of patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations, licenses, copyrights, computer software or other intellectual property of Company and the Company Subsidiary. No claim has been asserted against Company or the Company Subsidiary or otherwise to Company's Knowledge by any person to the effect that any current or former employee of Company has violated the provisions of any noncompete or nondisclosure agreement with such person, or has disclosed any proprietary information of such person to Company, the Company Subsidiary or any third party.

         4.15 Adequacy of Technical Documentation. The Software includes the source code, system documentation and statements of principles of operation for all Software Programs, as well as any pertinent commentary or explanation that may be reasonably necessary to render such materials understandable and usable by a trained computer programmer. The Software also includes any program (including compilers), workbenches, tools, and higher level language used for the development, maintenance and implementation of a Software Program.

         4.16 Third-Party Components in Software. Company and the Company Subsidiary have validly obtained the right and license to use, copy, modify and distribute any third-party programming and materials contained in the Software pursuant to the contracts identified in Company Disclosure Schedule 4.14(e), subject to no further license fee, royalty or other payment obligations, other than software maintenance payments customarily associated therewith. The Software contains no other programming or materials in which any third party may claim superior, joint or common ownership, including any right or license. The Software does not contain derivative works of any programming or materials not owned in their entirety by Company and the Company Subsidiary.

         4.17 Third-Party Interests or Marketing Rights in Software. Company and the Company Subsidiary have not granted, transferred, or assigned any right or interest in the Software to any person, except pursuant to the contracts identified in Company Disclosure Schedule 4.14(e). There are no contracts, agreements, licenses, commitments or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Software by any independent salesperson, distributor, sublicensor or other remarketer or sales organization, except as set forth in Company Disclosure Schedule 4.14 (b) and
(e).

         4.18 No Parachute Payments. Except as disclosed in Company Disclosure Schedule 4.18, no officer, director, employee or agent (or former officer, director, employee or agent) of Company or the Company Subsidiary is entitled now, or will or may be entitled as a consequence of this Agreement or the Merger, to any payment or benefit from Company or from Parent, which if paid or provided would constitute an "excess parachute payment," as defined in
Section 280G of the Code.

         4.19     Absence of Certain Agreements and Practices.

                  (a)      Except as set forth in Company Disclosure Schedule
4.19 or in connection with customary transactions in the ordinary course of business, no present or former Affiliate or Stockholder of Company or the Company Subsidiary:

                           (i)      owes money to Company or the Company
Subsidiary;

                           (ii)     has any claim (as defined in Section 101 of
the U.S. Bankruptcy Code) or other right or cause of action against Company or the Company Subsidiary;

                           (iii)    has any interest in any property or assets
used by Company or the Company Subsidiary in their business;

                           (iv)     has any benefits that are contingent on the
transactions contemplated by this Agreement, other than as stated in this Agreement;

                           (v)      has any agreement with Company or the
Company Subsidiary that is not terminable by Company or the Company Subsidiary without penalty or notice;

                           (vi)     has any agreement providing severance
benefits or other benefits, which are conditioned upon a change of control after the termination of employment of such employee regardless of the reason for such termination of employment; or

                           (vii)    has any agreement or plan, any of the
benefits of which will be increased, vested or accelerated by the occurrence of any of the transactions contemplated by this Agreement.

                  (b) Neither Company, the Company Subsidiary, nor their directors, officers, agents, affiliates or employees, nor any other person acting on behalf of Company or the Company Subsidiary, has (i) given or agreed to give any gift or similar benefit having a value of $1,000 or more to any customer, supplier or governmental employee or official or any other person, for the purpose of directly or indirectly furthering the business of Company or the Company Subsidiary, (ii) used any corporate funds for contributions, payments, gifts or entertainment, or made any expenditures, relating to political activities to government officials or others in violation of any Applicable Laws, or (iii) received any unlawful contributions, payments, gifts or expenditures in connection with the business of Company or the Company Subsidiary.

         4.20 Major Vendors and Customers. Company Disclosure Schedule 4.20 sets forth a list of each licensor, developer, remarketer, distributor and supplier of property or services to, and each licensee, end-user or customer of, Company and the Company Subsidiary, to whom Company or the Company Subsidiary paid or billed in the aggregate in excess of $25,000 from January 1, 1997 through December 31, 1998.

         4.21 Accounts Receivable. Company Disclosure Schedule 4.21 sets forth the accounts receivable of Company and the Company Subsidiary as of December 31, 1998, as reflected in the Company Financial Statements as of that date, together with an aging of these accounts. These accounts receivable arose from, and all accounts receivable of Company and the Company Subsidiary created after that date arose from, valid transactions in the ordinary course of business, and except as disclosed in Company Disclosure Schedule 4.21, will be good and collectible at the recorded amounts thereof. Except as disclosed in Company Disclosure Schedule 4.21, no portion of the accounts receivable is subject to counterclaim or setoff.

         4.22 Sufficiency of Rights. Except as set forth in Company Disclosure Schedule 4.22, and assuming the renewal or continuation of all business arrangements, including goodwill, employment, customer, client and vendor relationships currently in place (and, to Company's and the Management Stockholders' Knowledge, no reason exists why such renewal or continuation in favor of Parent could be diminished or obstructed), the assets of Company and the Company Subsidiary as reflected in the Company Financial Statements constitute all of the properties, rights, and privileges necessary for the continuation of the conduct of Company's and the Company Subsidiary's business by Parent for a reasonable period after Closing in substantially the same manner as it has been operated by Company and the Company Subsidiary during the 12-month period preceding the Closing.

         4.23 Solvency. Since January 1, 1991, except as set forth on Company Disclosure Schedule 4.23, neither Company nor the Company Subsidiary has been a party to any bankruptcy, insolvency or similar proceeding, whether voluntary or involuntary, and no receiver, trustee or other similar party has been appointed with respect to Company or the Company Subsidiary or any of their assets. Company and the Company Subsidiary are solvent and, after giving effect to the Merger contemplated by this Agreement will be solvent.

         4.24 Combinations Involving Company. All mergers, consolidations or other business combinations involving Company and its present or former Subsidiaries, and all liquidations, purchases or other transactions by which Company and the Company Subsidiary acquired any of their business and property were conducted in all material aspects in accordance with applicable certificates of incorporation, bylaws, any other applicable agreements, instruments and documents and Applicable Laws.

         4.25 Bank Accounts. Company Disclosure Schedule 4.25 lists all bank, internet, money market, savings and similar accounts and safe deposit boxes of Company and the Company Subsidiary, specifying the account numbers, the institutions where located and the authorized signatories or persons having access to them. In addition, Company and the Company Subsidiary shall deliver all passwords with respect to the foregoing accounts to Parent at Closing.

         4.26     Labor Relations. Except as disclosed on Company Disclosure
Schedule 4.26, Company and the Company Subsidiary are in compliance in all material respects with all Applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against Company or the Company Subsidiary pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of Company or the Management Stockholders, threatened against or involving or affecting Company or the Company Subsidiary and no NLRB representation question exists respecting any of its employees. No grievance, complaint, citation, investigation or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on Company or the Company Subsidiary.

         4.27     Year 2000 Matters. Except as set forth on Company Disclosure
Schedule 4.27, the software, systems and computer programs listed on Company Disclosure Schedule 4.14 are designed to be used prior to, during, and after the calendar year 2000 AD, and such software and computer programs will operate during each such time period without material error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century or any leap year. Except as set forth on Company Disclosure Schedule 4.27, Company's internal operating and computer systems and software and the network connections it maintains are adequately programmed to address the Year 2000 issue in all material respects.

         4.28     Change in Control Provisions. Company Disclosure Schedule
4.28 contains a true and complete copy of all agreements in effect to which Company, or the Company Subsidiary, is a party and which contain any provisions which become effective upon a change in control, merger, consolidation, sale of assets or other business combination involving Company or the Company Subsidiary or otherwise require any payment or performance by Company, or any officer or director thereof, now or in the future, in connection with or as a result of any of the transactions contemplated by this Agreement.

         4.29 Pooling-of-Interests. To Company's Knowledge and the Knowledge of the Management Stockholders based on consultation with Company's independent accountants, neither Company nor any of its directors, officers, other Affiliates or stockholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling-of-interests.

         4.30 No Prior Convictions. No Management Stockholder or, to the Knowledge of Company and the Management Stockholders, any other executive officer or director of Company has been convicted, or has any action pending, of a crime involving fraud, embezzlement or theft or any similar crime.

         4.31 Statements; Proxy Statement/Prospectus. The information supplied by Company for inclusion in the Registration Statement (as defined in Section 7.14) shall not, at the time the Registration Statement is filed with the Securities and Exchange Commission (the "COMMISSION"), at the time any amendment or supplement thereto is filed and at the time it becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Company for inclusion in the Proxy Statement (as defined in Section 7.14) shall not, on the date the Proxy Statement is first mailed to Company's Stockholders, at the time of the Company Stockholders' meeting (as required by Section 7.15) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' meeting which has become false or misleading. To the Knowledge of the Management Stockholders, the representations made in the preceding two sentences are and shall be true, accurate and complete in all material respects. The Proxy Statement will comply as to form in all material respects with the provisions of the 1934 Act and the rules and regulations thereunder. If, at any time prior to the Effective Time, any event relating to Company or any of its Affiliates or the Company Subsidiary should be discovered by Company or any Management Stockholder which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Company and such Management Stockholder shall promptly inform Parent. Notwithstanding the foregoing, Company and the Management Stockholders make no representation or warranty with respect to any information supplied by Parent which is contained in any of the foregoing documents.

         4.32 Disclosure. No representation, warranty or statement made by Company in this Agreement or in any document or certificate furnished or to be furnished to Parent pursuant to this Agreement contains or will contain any untrue or incomplete statement or omits or will omit to state any fact necessary to make the statements contained in this Agreement or in such document or certificate not misleading in any material respect. All facts known or reasonably available to Company that are material to the financial condition, operation, or prospects of the business and assets of Company have been disclosed to Parent. No representation, warranty or statement made by the Management Stockholders in this Agreement or in any document or certificate furnished or to be furnished to Parent pursuant to this Agreement contains or will contain any untrue or incomplete statement or omits or will omit to state any fact necessary to make the statements contained in this Agreement or in such document or certificate not misleading in any material respect. To the Knowledge of the Management Stockholders, all facts that are material to the financial condition, operation, or prospects of the business and assets of Company have been disclosed to Parent.

                   ARTICLE 5 - REPRESENTATIONS AND WARRANTIES

                         OF THE MANAGEMENT STOCKHOLDERS

         Each Management Stockholder, severally and not jointly, represents and warrants to Parent, with respect to himself and his ownership of Company Common Stock, as follows:

         5.1 Ownership of Shares. The Management Stockholder owns of record and beneficially all of the Company Common Stock set forth opposite his name on Company Disclosure Schedule 4.2. The Management Stockholder owns all right, title and interest in and to such Company Common Stock, free and clear of all Liens (including those for federal or state estate or inheritance taxes), options, rights of refusal or similar rights or other transfer restrictions of any nature whatsoever (including any arising from any pending or threatened litigation) other than restrictions on transfers arising out of applicable federal and state securities laws, state community property laws, and the agreements identified on Company Disclosure Schedule 4.2 (which restrictions shall be terminated at or prior to the Closing). The Management Stockholder owns no other securities of Company except for his interest in the ESOP set forth in Company Disclosure Schedule 4.9 and the Outstanding Options listed in Company Disclosure Schedule 4.2.

         5.2 Authorization. With respect to this Agreement and any other agreements, instruments and documents executed and delivered by the Management Stockholder pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "STOCKHOLDER DELIVERED AGREEMENTS"): (i) the Management Stockholder has the right, power and authority to enter into the Stockholder Delivered Agreements executed and delivered by him and to consummate the transactions contemplated by, and otherwise to comply with and perform his obligations under them; and
(ii) the Stockholder Delivered Agreements will, when delivered, constitute valid and binding obligations of the Management Stockholder enforceable against the Management Stockholder in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or similar laws affecting the enforcement of creditors' rights generally, and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         5.3 Absence of Violations or Conflicts. Except as set forth on Management Stockholder Disclosure Schedule 5.3, the execution and delivery of the Stockholder Delivered Agreements and the consummation by the Management Stockholder of the transactions contemplated by, or other compliance with the performance under them do not and will not with the passing of time or giving of notice or both: (i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any Lien upon any assets of Company or any of the Company Common Stock under (A) any contract, agreement, commitment, undertaking or understanding (including rights of refusal or similar rights or other transfer restrictions) to which the Management Stockholder is a party or to which he or his properties or Company or its properties are subject or bound, or (B) any Applicable Law or judgment, decree or order of any Governmental Authority to which the Management Stockholder or his properties are subject or bound; or (ii) create, or cause the acceleration of the maturity of, any debt, obligation or liability of the Management Stockholder that would result in any Lien or other claim upon the assets of Company.

         5.4 No Consents Required. Except for the Company Approvals, and except as set forth on Management Stockholder Disclosure Schedule 5.4, no Authorization of or with any Governmental Authority or any other Authorization of or with any other third party on the part of the Management Stockholder is required in connection with his execution or delivery of the Stockholder Delivered Agreements or the consummation of the transactions contemplated by, or other compliance with the performance under, such Stockholder Delivered Agreements by the Management Stockholder.

         5.5 No Claims Against Company. Except as set forth on Management Stockholder Disclosure Schedule 5.5, the Management Stockholder has no claim or cause of action against Company or any of the Company Subsidiary, except for accrued compensation and benefits and expenses or similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to the Benefit Plans disclosed pursuant to this Agreement), and except as otherwise specifically provided in this Agreement.

         5.6 Litigation Related to this Agreement. The Management Stockholder is not a party to or subject to any judgment, decree or order entered in any lawsuit or proceeding brought by any Governmental Authority or other third party seeking to prevent the execution of this Agreement or the consummation of the transactions contemplated by this Agreement.

         5.7 Resales of Parent Common Stock. The Management Stockholder will not make any sale, transfer or other disposition of the Parent Common Stock in violation of the 1933 Act or any applicable state securities laws (the "STATE ACTS"). Without limiting the foregoing, the Management Stockholder has no current plan or intention to distribute any of the Parent Common Stock issued to him pursuant to this Agreement. The Management Stockholder agrees that there will be placed on the certificate or other evidence of the Parent Common Stock issued to any "affiliate" of Company for purposes of Rule 145 of the 1933 Act, or any substitutions therefor, the following:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE
         "SECURITIES") MAY NOT BE OFFERED FOR SALE, SOLD OR
         TRANSFERRED OTHER THAN UPON RECEIPT BY THE ISSUER OF

         EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT AND THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER RELATED TO POOLING-OF-INTERESTS SET FORTH IN AN AGREEMENT AND PLAN OF MERGER (THE AGREEMENT) DATED AS OF MARCH 25, 1999 AMONG THE ISSUER, THE HOLDER OF THE SECURITIES AND OTHERS. ANY ATTEMPTED TRANSFER IN VIOLATION OF THE AGREEMENT SHALL BE NULL AND VOID. A COPY OF THE AGREEMENT OR A SUMMARY OF SUCH RESTRICTIONS IS AVAILABLE FROM THE ISSUER UPON REQUEST.

         5.8 Tax Advice. The Management Stockholder has reviewed with his tax advisor the United States federal and state tax consequences of an investment in the Parent Common Stock and the transactions contemplated by this Agreement. The Management Stockholder is relying solely on such advisors and not on any statements or representations of Parent, Company or the agent of either, except for the Tax Opinion required in Section 8.3 to be delivered by Parent's counsel (which shall not be considered personal tax advice provided to such Management Stockholder) and except for the statements, representations and covenants provided in this Agreement, and understands that he (and not Parent or any other party) shall be responsible for his own tax liability that will arise as a result of this investment or the transactions contemplated by this Agreement.

              ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to Company (except as disclosed by Parent pursuant to this Agreement and in the Parent Disclosure Schedules) as follows:

         6.1      Corporate Organization.

                  (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Parent.

                  (b) All Subsidiaries of Parent are listed on Parent Disclosure Schedule 6.1. Each Parent Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation. Each Parent Subsidiary has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Parent. Parent Disclosure Schedule 6.1 sets forth copies of the Articles of Incorporation and bylaws, if any, as in effect on the date of this Agreement, of Parent and each of the Parent Subsidiaries. Except as set forth in the Parent Disclosure
Schedule 6.1, Parent and its Subsidiaries do not own or control, directly or indirectly, any equity interest in excess of five percent (5%) in any corporation, company, association, partnership, joint venture or other entity.

         6.2      Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 20,000,000 shares of preferred stock, without par value ("PARENT PREFERRED STOCK"). As of the date of this Agreement, there are 19,782,313 shares of Parent Common Stock issued and outstanding, no shares of Parent Preferred Stock issued and outstanding, and 4,120,113 shares of Parent Common Stock reserved for issuance upon the exercise of outstanding stock options and warrants ("PARENT STOCK OPTIONS"). All issued and outstanding shares of Parent Common Stock, and all issued and outstanding shares of capital stock of each of the Parent Subsidiaries, have been duly authorized and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights and were issued in material compliance with all applicable federal and state securities laws. All of the outstanding shares of capital stock of each Parent Subsidiary are owned by Parent and are free and clear of any Liens.

                  (b) Except for the Parent Stock Options disclosed in Parent Disclosure Schedule 6.2 or as otherwise disclosed by Parent in the Parent SEC Reports (defined below), neither Parent nor any of the Parent Subsidiaries has granted or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase, subscription or issuance of any shares of capital stock of Parent or any of the Parent Subsidiaries or any securities representing the right to purchase, subscribe or otherwise receive any shares of such capital stock or any securities convertible into any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  (c) All transactions whereby Parent or the Parent Subsidiaries repurchased, redeemed, canceled or reacquired shares of its capital stock and the solicitation of stockholder consents in connection with the Merger have been or will be effected in material compliance with all applicable corporate and securities laws, and documentation prepared by or on behalf of the Parent or the Parent Subsidiaries in connection therewith did not and will not include any untrue statement of any material fact or omit to state any material fact necessary to make the statements made therein correct and complete.

         6.3      Authority; No Violation.

                  (a) Except for the filing of the Proxy Statement (as defined in Section 7.14) under the 1934 Act, the effectiveness of the Registration Statement (as defined in Section 7.14) and satisfaction of other requirements under the 1933 Act, 1934 Act and any applicable State Acts, Nasdaq listing approval requirements, and filing of the Certificate of Merger as required by the GBCC and the DGCL (collectively, the "PARENT APPROVALS"), no Authorization of any third party or any Governmental Authority is necessary on behalf of Parent in connection with the execution and delivery by Parent of this Agreement and the other Merger Documents and the consummation by Parent of the Merger and the other transactions contemplated by this Agreement and the other Merger Documents. Subject to receipt of the Parent Approvals, Parent has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement and the other Merger Documents in accordance with the terms of this Agreement and the other Merger Documents. The execution and delivery of this Agreement and the other Merger Documents and the consummation of the Merger and the other transactions contemplated by this Agreement and the other Merger Documents have been duly and validly approved by the Board of Directors of Parent in accordance with the Articles of Incorporation and bylaws of Parent and Applicable Laws. Except for the Parent Approvals, no other corporate proceedings on the part of Parent are necessary to consummate the Merger and the other transactions contemplated by this Agreement and, when executed and delivered, the other Merger Documents. This Agreement has been duly and validly executed and delivered by Parent and constitutes the valid and binding obligation of Parent enforceable against Parent in accordance with its terms.

                  (b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement in accordance with the terms of this Agreement and the other Merger Documents, nor compliance by Parent and Merger Sub with any of the terms or provisions of this Agreement or the other Merger Documents, will (i) assuming that the Parent Approvals are duly obtained, violate any provision of Parent's or Merger Sub's Articles of Incorporation or bylaws, (ii) assuming that the Parent Approvals are duly obtained, violate any Laws applicable to Parent, any of the Parent Subsidiaries, or any of their respective properties or assets, or (iii) except as set forth in Parent Disclosure Schedule 6.3, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or the Parent Subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of the Parent Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a Material

Adverse Effect on Parent, and which will not prevent or delay the consummation of the Merger and the other transactions contemplated by this Agreement and the other Merger Documents.

                  (c) Subject to receipt of the Parent Approvals, Merger Sub has the full corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement and the other Merger Documents in accordance with the terms of this Agreement and the other Merger Documents. The execution and delivery of this Agreement and the other Merger Documents and the consummation of the transactions contemplated by this Agreement and the other Merger Documents have been duly and validly approved by the Board of Directors and the sole Shareholder of Merger Sub in accordance with the Articles of Incorporation and bylaws of Merger Sub and Applicable Laws. Except for the Parent Approvals, no other corporate proceedings on the part of Merger Sub are necessary to consummate the Merger and the other transactions contemplated by this Agreement and the other Merger Documents. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes the valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms.

         6.4      Parent SEC Reports; Financial Statements.

                  (a) Parent has timely filed all forms, reports and documents required to be filed by it with the Commission, and has heretofore made available to Company, in the form filed with the Commission (excluding any exhibits thereto) (i) Parent's registration statement on Form S-1 as declared effective by the Commission on July 30, 1998, (ii) its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (or the most recent draft thereof), (iii) its Quarterly Reports on Form 10-Q for the periods ended June 30 and September 30, 1998, (iv) all proxy statements relating to Parent's meetings of shareholders (whether annual or special) held since July 31, 1998,
(v) all Current Reports on Form 8-K since July 31, 1998, and (vi) all amendments and restatements of the foregoing (collectively, the "PARENT SEC REPORTS").

                  (b) Except as set forth in Parent Disclosure Schedule 6.4, the Parent SEC Reports (i) were prepared in all material respects in accordance with the then-current requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that any pro forma financial statements contained in the Parent SEC Reports are not necessarily indicative of the consolidated financial position of Parent and the Parent Subsidiaries as of the respective date of such financial statements nor are such pro forma financial statements necessarily indicative of the consolidated results of operations and cash flows of Parent and the Parent Subsidiaries for the periods indicated therein. No Subsidiary of Parent is required to file any forms, documents or reports with the Commission under the 1934 Act.

                  (c) The Parent SEC Reports set forth copies of: (i) the consolidated balance sheets of Parent and the Parent Subsidiaries as of December 31, 1998, 1997 and 1996, and the consolidated statements of income, shareholders' equity and cash flows for the periods ended December 31, 1998, 1997 and 1996, in each case accompanied by the audit report of Arthur Andersen LLP, independent public accountants with respect to Parent and the Parent Subsidiaries (collectively, together with the related notes and any additional financial statements delivered pursuant to Section 7.4, the "PARENT FINANCIAL STATEMENTS").

                  (d) The Parent Financial Statements have been prepared in accordance with GAAP applied consistently during the periods involved (except as may be indicated therein or in the notes thereto), and present fairly, in all material respects, the consolidated financial position of Parent and the Parent Subsidiaries as of the respective dates set forth therein, and the consolidated results of Parent's and the Parent Subsidiaries' operations and their cash flows for the respective periods set forth therein, in accordance with GAAP (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not known or reasonably expected, individually or in the aggregate, to be material in amount); provided, that any pro forma financial statements contained in the Parent SEC Reports are not necessarily indicative of the consolidated financial position of Parent and the Parent Subsidiaries as of the respective dates of such financial statements nor are such pro forma financial statements necessarily indicative of the consolidated results of operations and cash flows of Parent and the Parent Subsidiaries for the periods indicated therein.

                  (e) Except as and to the extent reflected, disclosed or reserved against in the Parent Financial Statements, or as disclosed in Parent Disclosure Schedule 6.4, neither Parent nor any of the Parent Subsidiaries has had any Liabilities and, since December 31, 1998, Parent and the Parent Subsidiaries have not incurred any Liabilities except in the ordinary course of business and consistent with past practice (which, in the aggregate, are not material) other than Liabilities incurred in connection with this Agreement.

         6.5 Broker's and Other Fees. Other than as set forth on Parent Disclosure Schedule 6.5, neither Parent nor any of the Parent Subsidiaries nor any of their directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         6.6 Parent Common Stock. At the Effective Time, the Parent Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued, fully paid and nonassessable, free of preemptive rights and free and clear of all Liens created by or through Parent (except as set forth in this Agreement and the other Merger Documents).

         6.7 No Material Adverse Effect on Parent. From December 31, 1998 to the date of this Agreement, there has been no change, occurrence or circumstance affecting the business, results of operations or financial condition of Parent or any Parent Subsidiary that has had, individually or in the aggregate, a Material Adverse Effect on Parent, other than changes, occurrences and circumstances referred to in any Parent SEC Reports or otherwise disclosed by Parent on Parent Disclosure Schedule 6.7.

         6.8 Absence of Certain Changes or Events. Except as set forth in Parent Disclosure Schedule 6.8, since December 31, 1998, except for the execution of this Agreement, and except as reflected in the Parent SEC Reports and Parent Financial Statements, Parent has conducted its business only in the ordinary course, consistent with past practice, and has not declared or paid any dividend or distribution on or in respect of the Parent Common Stock.

         6.9      Legal Proceedings. Except as disclosed in Parent Disclosure
Schedule 6.9 or the Parent SEC Reports, and except for normal debt collection proceedings instituted in the ordinary course by Parent and the Parent Subsidiaries, neither Parent nor any of the Parent Subsidiaries is a party to any, and there are no pending or, to the Parent's Knowledge, threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Parent or any of the Parent Subsidiaries which, if determined adversely to Parent could reasonably be expected to have a Material Adverse Effect on Parent. Except as disclosed in Parent Disclosure
Schedule 6.9, the Parent SEC Reports or otherwise disclosed by Parent, neither Parent nor any of the Parent Subsidiaries is a party to any order, judgment or decree entered in any lawsuit or proceeding.

         6.10 Taxes and Tax Returns. Except as disclosed in Parent Disclosure Schedule 6.10:

                  (a) Each of Parent and Merger Sub has duly filed (and until the Effective Time will so file) all Returns required to be filed by it in respect of any United States federal, state or local Taxes and has duly paid (and until the Effective Time will so pay) all such Taxes due and payable as finally determined by the applicable Governmental Authority, other than Taxes which are being contested in good faith (and disclosed to Company in writing). Each of Parent and Merger Sub has established (and until the Effective Time will establish) on its books and records reserves that are adequate for the payment of all Taxes not yet due and payable, but that are incurred in respect of Parent and Merger Sub through such date.

                  (b) None of the Returns of Parent or Merger Sub has been examined by the IRS, or any other United States federal, state or local or any foreign Governmental Authority within the past six years. To the Knowledge of Parent and Merger Sub: there are no audits or other Governmental Authority proceedings presently pending, nor any other disputes pending with respect to, or claims asserted for, Taxes upon Parent or Merger Sub; nor has Parent or Merger Sub given any currently outstanding waivers or comparable consents regarding the application of any statute of limitations with respect to any Taxes or Returns. There are no Liens for Taxes upon the assets of Parent or Merger Sub, except for Liens for Taxes not yet due and payable or being properly contested. Any Taxes being properly contested are disclosed on Parent Disclosure Schedule 6.10. Parent has complied (and until the Effective Time will comply) in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

                  (c) Neither Parent nor Merger Sub (i) has requested any extension of time within which to file any Return which Return has not since been filed; (ii) is a party to any agreement providing for the indemnification, allocation or sharing of Taxes; (iii) is required to include in income any adjustment by reason of a voluntary change in accounting method initiated by Parent or Merger Sub (nor does Parent or Merger Sub have any Knowledge that any Governmental Authority has proposed any such adjustment or change of accounting method); (iv) has filed a consent with any Governmental Authority pursuant to which Parent or Merger Sub has agreed to recognize gain (in any manner) relating to or as a result of this Agreement or the transactions contemplated by this Agreement; or (v) has been a member of an affiliated group other than one of which Parent or Merger Sub was the common parent.

         6.11 Compliance with Applicable Laws. Except as set forth in Parent Disclosure Schedule 6.11, each of Parent and Merger Sub holds all Licenses necessary for the lawful conduct of its business except where the failure to hold any License would not have a Material Adverse Effect on Parent or Merger Sub. No proceeding is pending or, to the Knowledge of Parent or Merger Sub, threatened seeking the revocation or suspension of any License. Each of Parent and Merger Sub is and has been in compliance in all material respects with all Applicable Laws, except where the failure to be in compliance would not have a Material Adverse Effect on Parent or Merger Sub; and neither Parent nor Merger Sub has received any written notices from any Governmental Authority of any allegation of any violation of any Applicable Laws or Licenses. There is no outstanding or, to the Knowledge of Parent, threatened order, writ, injunction or decree of any Governmental Authority against Parent or the Parent Subsidiaries affecting, involving, or relating to their business or material assets.

         6.12 Pooling-of-Interests. To Parent's Knowledge, based on consultation with its independent accountants, neither Parent nor the Parent Subsidiaries nor any of their respective directors, officers, other Affiliates or shareholders has taken any action which would interfere with Parent's ability to account for the Merger as a pooling-of-interests.

         6.13 Statements; Proxy Statement/Prospectus. The information supplied by Parent for inclusion in the Registration Statement (as defined in Section 7.14) shall not, at the time the Registration Statement is filed with the Commission, at the time any amendment or supplement thereto is filed and at the time it becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Parent for inclusion in the Proxy Statement (as defined in Section 7.14) shall not, on the date the Proxy Statement is first mailed to Company's Stockholders, at the time of the Company Stockholders' meeting (as required by Section 7.15) and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the 1934 Act and the rules and regulations thereunder. If, at any time prior to the Effective Time, any event relating to Parent or any of its Affiliates or Subsidiaries should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company, the Company Subsidiary or the Management Stockholders which is contained in any of the foregoing documents.

         6.14 Contract Default. Neither Parent nor any Parent Subsidiary nor, to the Knowledge of Parent, any other party thereto, is in default under any of the Material Contracts to which Parent or any Parent Subsidiaries is a party or to which it or its properties is bound; no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling any party to terminate a Material Contract; and the continuation, validity and effectiveness of all such Material Contracts under the current terms thereof and the current rights and obligations of Parent or any Parent Subsidiary thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated by this Agreement. "Material Contracts" of Parent shall mean only those contracts listed as exhibits to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, but shall not include those contracts listed as "form of" agreements.

         6.15 Disclosure. No representation, warranty, or statement made by Parent or Merger Sub in this Agreement or in any document or certificate furnished or to be furnished by Parent or Merger Sub to Company or the Company's Stockholders pursuant to this Agreement contains or will contain any untrue or incomplete statement or omits or will omit to state any fact necessary to make the statements contained in this Agreement or in such document or certificate not misleading in any material respect. All facts known or reasonably available to Parent or Merger Sub that are material to the financial condition, operation, or prospects of the business and assets of Parent and Merger Sub have been disclosed to Company and the Management Stockholders.

            ARTICLE 7 - COVENANTS AND CERTAIN ACTIONS OF THE PARTIES

         7.1 Conduct of Business. Company and the Company Subsidiary agree that from the date hereof to the Effective Time, Company and the Company Subsidiary shall conduct their business only in the ordinary course and consistent with prudent business practice and past practice, except for transactions permitted hereunder or with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, Company shall use all commercially reasonable efforts to:

                  (a) maintain its and the Company Subsidiary's existence and status in good standing in all jurisdictions in which they are required to be qualified or registered to conduct their business, except where the failure to do so would not have a Material Adverse Effect on Company;

                  (b) maintain all of its and the Company Subsidiary's tangible assets in good operating condition and maintain the protection of all intellectual property in substantially the same standing as exists on the date hereof;

                  (c) continue performance in the ordinary course of its obligations under its contracts and agreements;

                  (d) preserve its and the Company Subsidiary's business organization intact, keep available its and the Company Subsidiary's present officers, consultants and employees and preserve its and the Company Subsidiary's present relationships with suppliers, customers and others having business relationships with it and the Company Subsidiary; and

                  (e) maintain its and the Company Subsidiary's existing insurance, subject to variations in amount required by the ordinary operations of its and the Company Subsidiary's business.

         7.2      Negative Covenants.

                  (a) Company agrees that from the date hereof to the Effective Time, except as otherwise approved by Parent in writing or as permitted or required by this Agreement, Company will not and will not permit the Company Subsidiary to:

                           (i) change any provision of its Certificate of Incorporation or bylaws;

                           (ii)     except pursuant to the exercise or
                  conversion of currently outstanding options, warrants or other securities convertible into or exchangeable for Company Common Stock and pursuant to the terms of the ESOP, issue any additional shares of Company Common Stock or other securities or change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Company or the Company Subsidiary or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                           (iii) directly or indirectly redeem, purchase or otherwise acquire any of its capital stock except as required by the terms of the ESOP or in connection with the exercise of Outstanding Options;

                           (iv) grant any severance or termination pay (other than pursuant to policies or contracts in effect on the date hereof, that were not required to be modified or terminated pursuant to the terms hereof and that have been disclosed to Parent pursuant hereto, totaling no more than $125,000 in the aggregate) to, or enter into or amend any employment or severance agreement with, any of its directors, officers or employees (except for the Employment Agreements with the Management Stockholders, copies of which are attached hereto as Exhibit 7.2 (the "MANAGEMENT STOCKHOLDER EMPLOYMENT AGREEMENTS"), the Employment Agreements with the persons listed on Exhibit 7.13(b) (the "Employment Agreements"), and the Nonsolicitation, Work Product and Confidentiality Agreements executed pursuant to
                  Section 8.2(j) hereof (the "Nonsolicit Agreements")); adopt any new employee benefit plan or arrangement of any type; or award any increase in compensation or benefits to its directors, officers or employees except with respect to employee increases in the ordinary course of business and consistent with past practices and policies and, with regard to bonuses, in amounts that do not result in a material variance from the amounts reserved for such payments through the date of the most recent balance sheet included in the Company Financial Statements;

                           (v) sell or dispose of any assets other than in the ordinary course of business consistent with past practices;

                           (vi) make any capital expenditures outside the ordinary course of business;

                           (vii) acquire in any manner whatsoever any business or entity;

                           (viii) enter into, terminate, modify or amend any agreement or arrangement with any Affiliate, except for the Management Stockholder Employment Agreements, the Employment Agreements and the Nonsolicit Agreements;

                           (ix) make any material change in its accounting methods or practices as shown in the Company Financial Statements, other than changes required by GAAP or Governmental Authorities;

                           (x) incur, create, assume or guarantee any Liabilities except in the ordinary course of business and as would not have a Material Adverse Effect on Company;

                           (xi)     increase, or make any change in any
                  assumptions underlying the method of calculating any bad debt, contingency or other reserves (other than making reserves totaling no more than $200,000 in connection with the refocusing of operations and similar matters in connection with this Merger Agreement) from those reflected in the Company Financial Statements;

                           (xii) make any change in the method of valuing assets included in the Company Financial Statements;

                           (xiii) pay, discharge or satisfy any Liabilities, other than by payment, discharge or satisfaction in the ordinary course of business;

                           (xiv) permit or allow any of its assets (real, personal or mixed, tangible or intangible) to be subjected to any Lien, except for Liens which are in existence on the date hereof and which are disclosed on the Company Disclosure Schedules and Liens for amounts not yet due and payable which Liens are contested in good faith and for which adequate reserves have been made;

                           (xv) write down the value of any inventory or write off as uncollectible any notes or accounts receivable, except for write-downs and write-offs in the ordinary course of business;

                           (xvi) cancel or waive any claims or rights, or sell, transfer, distribute or otherwise dispose of any assets or properties, except in the ordinary course of business;

                           (xvii) declare, file or permit to be filed any voluntary or involuntary bankruptcy, receivership, insolvency or other similar proceeding or petition with any Governmental Authority with respect to Company or the Company Subsidiary or declare or file such proceeding against any Company Stockholder;

                           (xviii)  fail to perform its obligations under any
                  Material Contract (except those being contested in good faith) or enter into, assume or amend any agreement that would be a Material Contract other than agreements to provide services entered into in the ordinary and usual course of business;

                           (xix)    take any action that would or could
                  reasonably be expected to result in (A) a Material Adverse Effect on Company or (B) any of its representations and warranties contained in Article 4 not being true and correct in any material respect at the Effective Time, or that would cause any of its conditions to Closing not to be satisfied; or

                           (xx) directly or indirectly agree to do any of the foregoing.

                  (b) Parent agrees that from the date hereof to the Effective Time, except as otherwise approved by Company in writing, which approval shall not be unreasonably withheld, conditioned or delayed, or as permitted or required by this Agreement, it will not, nor will it permit any of the Parent Subsidiaries to:

                           (i) declare, set aside or pay any dividend or other distribution of cash or property (other than capital stock) in respect of its capital stock other than pursuant to the private placement of up to $20.0 million of securities of Parent pursuant to terms and conditions which may include, among other things, the payment of dividends (including securities convertible into Parent Common Stock);

                           (ii) make any material change in its accounting methods or practices as shown in the Parent Financial Statements, other than changes required by GAAP or by Governmental Authorities;

                           (iii) take any action that would result or could reasonably be expected to result in (A) a Material Adverse Effect on Parent or (B) any of its representations and warranties contained in Article 6 not being true and correct in any material respect at the Effective Time, or that would cause any of its conditions to Closing not to be satisfied; or

                           (iv) directly or indirectly agree to do any of the foregoing.

         7.3 No Solicitation. From the date hereof to the Effective Time or the earlier termination of this Agreement in accordance with its terms:

                  (a) Company and the Management Stockholders shall not, and Company shall not allow the Company Subsidiary or its Affiliates, employees, agents and representatives (including without limitation, any investment banker, attorney or accountant retained by it) to: (a) directly or indirectly initiate, solicit, or encourage any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to any of the Company Stockholders) with respect to any proposed or potential: (i) sale of assets or transfer of liabilities of Company or any of its present or future subsidiaries, divisions or other affiliates (other than any such sale or transfer in the ordinary course of business); (ii) issuance, purchase or sale of capital stock or debt or other securities of Company or any of its present or future subsidiaries, divisions or other affiliates (other than the incurrence of liabilities in the ordinary course of its business or the issuance of stock pursuant to the ESOP or in connection with the exercise of currently Outstanding Options); or (iii) merger, consolidation, restructuring, recapitalization or other significant transaction involving Company or any of its present or future subsidiaries, divisions or other affiliates (any such proposal or offer being referred to herein as an "ACQUISITION PROPOSAL"); or (b) except pursuant to paragraphs (b) and (c) below, provide any confidential information to, participate in discussions or negotiations relating to any such transaction with, or otherwise cooperate with or assist or participate in any effort to take such action by any person or entity (other than Parent or its Affiliates, employees, representatives and agents).

                  (b) If, prior to the approval of the Merger by the Company Stockholders: (i) the Board of Directors of Company shall receive (after the date of this Agreement) a written proposal from a third party for an Acquisition Proposal that was not initiated, solicited, encouraged or knowingly facilitated by Company, the Management Stockholders or any of their

Affiliates or agents in violation of paragraph (a) above; (ii) the Board of Directors shall determine in good faith that such Acquisition Proposal, if consummated, would constitute a materially superior Acquisition Proposal than the Merger (after taking into account any counter proposal submitted by Parent in writing pursuant to paragraph (c) of this section); and (iii) Company has received from its outside counsel, Gibson, Dunn & Crutcher LLP, a written opinion (a copy of which shall be promptly provided to Parent and its counsel) that the failure to negotiate with and deliver information to such other person would reasonably be expected to subject the members of Company's Board of Directors to personal liability for breach of their fiduciary duty under law, Company may terminate this Agreement without further liability and enter into a binding letter of intent or definitive agreements for such third party Acquisition Proposal upon payment by wire transfer on the date of such termination to Parent of One Million Dollars ($1,000,000) and receipt by Parent of a written acknowledgment from the third party making the Acquisition Proposal and Company that such other party and Company permanently and completely waive any and all rights to object to or otherwise contest such payment. For purposes of this paragraph (b), a "materially superior" Acquisition Proposal shall mean a bona fide written proposal which, if consummated, would, in the good faith determination of Company's Board of Directors (taking into account all legal, financial, regulatory, fiduciary and other aspects), result in a transaction that (i) is materially more favorable to the Company Stockholders than the Merger (including any proposed revisions thereto pursuant to paragraph (c) below) and (ii) is reasonably capable of being completed.

                  (c) Company and the Management Stockholders will notify Parent immediately of the identity of any potential acquiror and the terms of any Acquisition Proposals, whether or not permitted by this Section 7.3, and shall not accept such proposal or deliver the confidential information described in (a) above until Parent has had 10 business days to propose modifications to the Merger that would make the Merger, as so modified, in the best interests of the Company Stockholders.

                  (d) Company and the Management Stockholders shall not take any other action or permit any of its Affiliates to take any action contrary to the terms of the Confidentiality Agreement (as defined in Section 7.5).

                  (e) Company and the Management Stockholders will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and Company and the Management Stockholders will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.3.

         7.4      Current Information.

                  (a) During the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement in accordance with its terms, on a frequent basis:

                           (i) each of Company and Parent will cause one or more of its representatives to confer with representatives of the other party regarding its business, operations, properties, assets and financial condition;

                           (ii) each of Company and Parent will cause one or more of its representatives to confer with representatives of the other party regarding matters relating to the completion of the transactions contemplated herein; and

                           (iii) each of Company and Parent will notify the other party as soon as practicable after any determination or discovery by it of any fact or circumstance relating to either party which it has discovered through the course of investigation and which represents, or is reasonably likely to represent, a material breach of any representation, warranty, covenant or agreement of either party or which has or is reasonably likely to have a Material Adverse Effect on either party.

                  (b) Prior to the Effective Time, as soon as practicable after the end of every month (but in no event later than 25 days thereafter) beginning with the month in which this Agreement is signed, Company will deliver to Parent an unaudited balance sheet as of the end of such month, and related statements of income and cash flows for such month, each certified by the President and Chief Financial Officer of the Company as meeting the standards for Company Financial Statements set forth in Section 4.4.

         7.5      Access to Properties and Records; Confidentiality.

                  (a) Company shall permit Parent and its representatives reasonable access to its and the Company Subsidiary's respective properties, and shall disclose and make available to Parent and its representatives all books, papers and records and information relating to it and the Company Subsidiary, their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, agreements, filings with any Governmental Authority, accountants' work papers, litigation files, plans affecting employees, and any other records and information in which Parent and its representatives may have a reasonable interest; provided that such investigation shall be reasonably related to the transactions contemplated by this Agreement and shall not interfere unnecessarily with the normal business operations of Company and the Company Subsidiary.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger and shall be treated in accordance with the Confidentiality and Standstill Agreement dated as of March 8, 1999 between the parties, a copy of which is attached hereto as Exhibit 7.5 (" the "CONFIDENTIALITY AGREEMENT") and which is incorporated herein by this reference. No investigation by the parties heretofore or hereafter made shall affect the representations and warranties of the other parties, and each of such representations and warranties shall survive any such investigation, subject to Article 10.

         7.6      Governmental Matters; Consents; Cooperation, etc.

                  (a) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Authorities in respect of the transactions contemplated hereby.

                  (b) As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable efforts to obtain all material consents, waivers and other Company Approvals and Parent Approvals under any of their respective, or their respective Subsidiaries', agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

                  (c) At or prior to the Closing, Company, if requested by Parent, shall deliver to the IRS a notice that the Company Common Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

                  (d) Company acknowledges that Parent is or may be in the process of acquiring other entities and that in connection with such acquisitions, information concerning Company may be required to be included in the registration statements, if any, for the sale of securities of Parent or in Parent SEC Reports in connection with such acquisitions. Company shall provide Parent with any information or other materials relating to Company as are reasonably necessary to be included in such registration statements or in Parent SEC Reports, including financial statements or in Parent SEC Reports, which may be filed by Parent prior to the Effective Time. Company shall use its reasonable efforts to cause its attorneys and accountants to provide Parent and any underwriters for Parent with any consents, comfort letters, opinion letters, reports or information which are necessary in connection therewith.

         7.7 Parties' Efforts; Further Assurances; Cooperation. Subject to the other provisions in this Agreement, the parties hereto shall in good faith attempt to close the Merger on or before June 30, 1999 and perform their obligations under this Agreement before, at and after the Effective Time, and shall each use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to obtain all Authorizations and satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other parties hereto in order to consummate the transactions contemplated by this Agreement.

         7.8 Public Announcements. Prior to the Effective Time or the earlier termination of this Agreement in accordance with its terms, Company, the Management Stockholders and Parent shall consult and cooperate with each other as to the timing, content and form of any press release or other public disclosure related to this Agreement or the transactions contemplated herein, and will not issue a press release or make any such public disclosure without the prior consent of the other party, which shall not be unreasonably withheld, conditioned or delayed. After the Effective Time, none of the Management Stockholders shall make any public announcement regarding any aspect of this Agreement without Parent's prior written consent. Nothing in this Section 7.8 shall be deemed to prohibit any party from making any disclosure which its outside counsel deems necessary in order to satisfy such party's disclosure obligations imposed by Applicable Law or Governmental Authority.

         7.9 Failure to Fulfill Conditions. In the event that Parent or Company determines that a material condition to its or the other's obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to July 31, 1999 (the "DEADLINE DATE"), it will promptly notify the other party. Except for any acquisition or merger discussions Parent may enter into with other parties, Company and Parent will promptly inform the other of any facts applicable to Company or Parent that would be likely to prevent or materially delay consummation of the Merger.

         7.10     Disclosure Supplements.

         (a) The parties acknowledge that, due to the confidentiality of this Agreement and its terms, some of the Company Disclosure Schedules (as expressly indicated thereon) are incomplete or fail to contain copies of agreements or documents requested therein as of the date of this Agreement. Notwithstanding the incomplete status of these schedules, however, Company represents and warrants that none of the matters listed on such schedules as being subject to undisclosed matters or items which are not capable of delivery on the date of this Agreement would constitute or cause a material change in the disclosures made by Company herein. As soon as possible after the date of this Agreement and prior to the date of filing of the Registration Statement, Company shall deliver revised or supplementary Company Disclosure Schedules to Parent which contain complete and accurate information as of the date of this Agreement, in order to enable Parent to confirm the accuracy of Company's representations and warranties and otherwise to give full effect to the provisions of this Agreement. Such revised or supplementary schedules shall not modify or be deemed part of this Agreement (or otherwise modify the obligations of the parties hereunder) unless agreed by Parent in writing with reference to the specific schedules to be so treated.

         (b) From time to time prior to the Effective Time, each party hereto will promptly notify the other party of any inaccuracy in its respective Disclosure Schedules delivered pursuant hereto including, without limitation, any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedule or which is necessary to correct any information in such Schedule that has been rendered inaccurate. Notwithstanding the foregoing, for the purpose of determining satisfaction of the conditions set forth in Article 8, no such notification shall be deemed to amend such Disclosure Schedules or shall be deemed to be part hereof unless agreed to in writing by the other party.

         7.11 Affiliates. Promptly after the execution and delivery of this Agreement and before that date which is 30 calendar days before the Closing Date, Company shall take all commercially reasonable efforts to deliver to Parent copies of letter agreements, each substantially in the form of Exhibit
7.11 and each previously executed by Parent, executed by all directors, executive officers, Management Stockholders and by any other person who is an "affiliate" of Company for purposes of Rule 145 under the 1933 Act providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Company Common Stock held by such "affiliate" and the shares of Parent Common Stock to be received by such "affiliate" in the Merger: (i) in the case of shares of Parent Common Stock only, except in compliance with the applicable provisions of the 1933 Act and the rules and regulations thereunder;
(ii) during the periods during which any such sale, pledge, transfer or other disposition would, under GAAP or the rules, regulations or interpretations of the Commission, disqualify the Merger for pooling-of-interest accounting treatment, except as permitted by Staff Accounting Bulletin No. 76 issued by the Commission; and (iii) representing substantially the same matters as set forth in Article 5 hereof. The certificates of Parent Common Stock issued to such "affiliates" of Company (each, a "RULE 145 AFFILIATE") will bear an appropriate legend reflecting the foregoing and Parent shall be entitled to issue stop orders to the transfer agent for Parent Common Stock consistent with the terms of such letters. The parties understand that such periods in general encompass the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Parent and Company within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies. Parent covenants and agrees that it will publish such financial results in accordance with past practice as part of its applicable Form 10-Q or Form 10-K filing covering such period.

         7.12 Pooling-of-Interests. Each party shall use all commercially reasonable efforts and shall in good faith attempt to cause the Merger to qualify for pooling-of-interests accounting treatment. Each party represents and warrants that its past transactions status conform to the conditions set forth in Exhibit 7.12 hereto and covenants that it has no planned transactions that would be contrary to any of the conditions set forth in Exhibit 7.12.
Exhibit 7.12 also sets forth copies of letters from KPMG Peat Marwick LLP and Arthur Andersen LLP regarding such firm's belief that the Merger, when completed pursuant to this Agreement, shall be properly accounted for as a "pooling-of-interests."

         7.13     Employee Matters.

                  (a) Employee Benefits. Parent shall take all commercially reasonable action necessary or appropriate to permit the employees of Company and the Company Subsidiary at the Effective Time who shall continue to be employed by the Surviving Corporation thereafter

(the "CONTINUING EMPLOYEES") to participate after the Effective Time in Parent's employee benefit programs and to cause the Surviving Corporation to take all commercially reasonable actions necessary or appropriate to adopt Parent's employee benefit programs effective as of the Effective Time. Parent shall cause to be waived all preexisting condition exclusions in connection with the welfare plans and shall recognize expenses incurred and payments made for purposes of applicable deductibles and co-payments required. Parent will cause the Surviving Corporation to give each Continuing Employee full credit for service with Company and the Company Subsidiary for purposes of eligibility to participate in, vesting and payment of benefits under, and eligibility for any subsidized benefit provided under (but not, except as provided in the preceding sentence, for purposes of determining the amount of any benefit under) any Parent employee benefit plan; provided, however, that nothing in this Agreement (other than the terms of any written employment agreement that may be entered into) shall be deemed to require Parent to cause to be continued any employee's employment, responsibilities or officer title for any definite period, or to change the terms or conditions of any existing employee benefit program.

                  (b) Employment Agreements. On or prior to the Closing Date, Company shall take all commercially reasonable efforts to cause all agreements between Company and any of its employees (other than Analyst Compensation Plan Agreements and those portions of agreements relating to confidentiality, trade secret protection, non-solicitation of customers or employees, ownership of inventions and materials and similar agreements benefiting Company) to be canceled at no cost to Company. On or prior to the Closing Date, Company shall take all commercially reasonably efforts to cause Employment Agreements substantially in the form attached hereto as Exhibit 7.13(b) to be executed and delivered to Parent by each of the individuals named on Exhibit 7.13(b) and any other employees of Company deemed by Parent to be necessary or important to the continued business of the Surviving Corporation.

                  (c) Certain Benefit Plan Matters. Notwithstanding anything in this Agreement to the contrary, Company and the Company Stockholders do hereby agree and covenant that, (i) effective not later than immediately before the Closing, each Applicable Benefit Plan (defined hereinafter), except the ESOP, shall be terminated; (ii) under this Agreement, Parent shall neither assume nor have any liability at any time in relation to any Applicable Benefit Plan other than with respect to causing any action taken after Closing to complete the termination and liquidation of Applicable Benefit Plans (other than the ESOP); (iii) the law firm of Gibson, Dunn & Crutcher LLP shall, both before and after Closing, oversee and render advice and counsel in relation to all remediation (which shall be initiated by Company prior to Closing) of all items set forth on Company Disclosure Schedule 4.9, and in relation to the operation and administration of the ESOP and any termination and liquidation of the ESOP which may be initiated after Closing (including, without limitation, pursuit and obtainment of all appropriate IRS determination letters); and (iv) Company prior to Closing shall cause the ESOP and Forseon Corporation 401(k) Savings Plan to be amended to comply with legislation enacted through 1998. For purposes of this Section 7.13(c) and Section 10.1, the phrase "Applicable Benefit Plan" shall include, without limitation, each and every Benefit Plan (for purposes of this Section 7.13(c) and Section 10.1, the phrase "Benefit Plan" shall mean each and every "Benefit

Plan," regardless of whether such applicable Benefit Plan is listed on Company Disclosure Schedule 4.9) which, at any time up to the Closing, was sponsored by, contributed to or required to be contributed to by, or was otherwise connected with, Company, the Company Subsidiary, or both.

                  (d) Stock Options. The compensation or other relevant committee of Company's Board of Directors shall have taken, or caused to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable on behalf of Company to effect the conversion of all Outstanding Options into rights with respect to Parent Common Stock, as contemplated by Section 2.6 hereof, without any other change in the terms of the Outstanding Options (other than changes contemplated by Section 2.6).

         7.14 Proxy Statement/Prospectus; Registration Statement; Other Filings. As promptly as practicable after the execution of this Agreement (which the parties agree shall be targeted to be on or before April 15, 1999), Company and Parent will prepare and file with the Commission a Proxy Statement (the "PROXY STATEMENT"), and Parent will prepare and file with the Commission a registration statement on Form S-4 (the "REGISTRATION STATEMENT") with respect to the shares of Parent Common Stock to be issued to the Company Stockholders and holders of the Outstanding Options pursuant to Article 2. Company and the Management Stockholders shall cooperate fully in the preparation, filing, amendment and completion of the Registration Statement. Each of Company and Parent will respond to any comments of the Commission, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the 1933 Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to the Company Stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Company and Parent will prepare and file any other filings required under the 1934 Act, the 1933 Act, any State Acts or any other federal or state laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of Company and Parent will notify the other promptly upon the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the Commission, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of the 1933 Act, the 1934 Act, the State Acts and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Parent or Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the Commission or any other government entity, and/or mailing to the Company Stockholders and/or the shareholders of Parent, such amendment or supplement. The Proxy Statement will include the recommendation of the Board of Directors of Company and the Management Stockholders in favor of adoption and approval of this Agreement and approval of the Merger and other transactions contemplated herein.

         7.15 Company Stockholders' Meeting. As soon as practicable after the effective date of the Registration Statement, Company shall hold a duly and properly call a special meeting of the Company Stockholders for the purpose of approving this Agreement, the Merger, and all other matters necessary to consummate the transactions contemplated hereby, shall submit all of the foregoing to its Company Stockholders for such approval as soon as reasonably practicable, shall recommend such approval and shall use all reasonable commercial efforts to obtain such approvals. In this regard, Company shall fully cooperate in all respects with any and all actions and requests of the Independent Manager of the ESOP necessary to carry out the Merger and other transactions contemplated by this Agreement. Company and the Management Stockholders shall use all commercially reasonable efforts to solicit proxies in favor of the Merger and the other transactions contemplated by this Agreement and shall take all other commercially reasonable actions necessary or advisable to secure the vote or consent of the Company Stockholders required by this Agreement and Applicable Law and to obtain Company Stockholders' signatures on the certificate attached hereto as Exhibit 2.3.

         7.16 Termination of Puts and Other Agreements. On or prior to the Closing Date, Company shall take all commercially reasonable efforts, in consultation with Parent, to cause all voting agreements, rights of first refusal, voting trusts, co-sale or put rights and other similar agreements among any of the Company Stockholders and Company relating to the Company Common Stock (other than as required by the ESOP) to have been waived or terminated at no cost to Company or the Company Subsidiary or any other corporate party hereto, pursuant to agreements reasonably satisfactory to Parent. Moreover, Company shall cause all agreements listed on Exhibit 7.16 to have been canceled or modified in the manner set forth on such exhibit pursuant to written agreements reasonably acceptable to Parent.

         7.17 No Transfers. Except pursuant to this Agreement or with the prior written consent of Parent, Company shall not and shall not permit any Rule 145 Affiliates of Company to transfer, assign, convey or otherwise dispose of any of the Company Common Stock or Subsidiary securities or any rights with respect to such Company Common Stock or Subsidiary securities (including voting and conversion or option rights) after the date of this Agreement and before the Effective Time. This restriction shall not apply to transfers in the ordinary course to the Rule 145 Affiliates under the ESOP or in connection with exercise of the Outstanding Options.

         7.18     Tax Matters

                  (a) Transfer Taxes. Company shall pay all stock transfer and other similar Taxes and fees in respect of the exchange of the Company Common Stock and shall be responsible for paying all the costs of filing all Returns relating to such Taxes and fees.

                  (b) Cooperation and Exchange of Information. The Management Stockholders, the Surviving Corporation and Parent agree to furnish, or to cause to be furnished in good faith to each other, such cooperation and assistance as is reasonably necessary to file any future returns, to respond to audits, to negotiate settlements with Tax authorities and to prosecute and defend against Tax claims.

                  (c) Tax-Free Transaction. The parties hereto intend that the Merger shall be treated as a tax-free reorganization under the Code, shall report the Merger as such for federal and state income tax purposes, and shall take no action after the Effective Time to adversely affect the status of the Merger as a tax-free reorganization under the Code. In addition to the foregoing, Parent (i) will not, for a two-year period following the Merger, sell, transfer or otherwise dispose of any of the significant assets acquired from Company in the Merger (or cause the Surviving Corporation to do the same), except for dispositions made in the ordinary course of business or transfers of assets to controlled corporations pursuant to Treasury Regulations Section 1.368-2(k)(2), (ii) will continue the historic business of Company or use a significant portion of Company's historic business assets in a business following the Merger, (iii) will not liquidate the Surviving Corporation within two years of the Closing Date, (iv) will not, for a two-year period following the Merger, sell, transfer or otherwise dispose of any of the stock of the Surviving Corporation except for transfers to controlled corporations pursuant to Section 368(a)(2)(C) of the Code and Treasury Regulations Section 1.368-2(k)(2), and (v) will not cause or allow the Surviving Corporation, within a two-year period following the Merger, to issue additional shares of stock that would cause Parent to no longer "control" the Surviving Corporation within the meaning of Section 368(c) of the Code. None of the foregoing limitations will apply if the Parent obtains a tax opinion from a reputable law firm, which can be relied upon by the Company Stockholders, that the proposed action will not cause the Merger to fail to qualify as a reorganization under
Section 368(a) of the Code.

         7.19 Listing of Merger Consideration. Parent shall use all commercially reasonable efforts to list the Merger Consideration on the Nasdaq National Market and shall use all commercially reasonable efforts to cause such listing to be approved prior to the Effective Time.

         7.20 Special Provisions with Respect to Company. If the Effective Time occurs as provided herein, then at that time all representations, warranties, covenants and agreements in this Agreement (except for those set forth in Section 4.9 and Section 7.13) to the extent made or adopted by Company and the Management Stockholders in this Agreement (and only to such extent) shall expire; provided, however, that such expiration of Company's and Management Stockholders' representations, warranties, covenants and agreements shall in no way limit the liability pursuant to Article 10 for breaches of those representations, warranties, covenants and agreements or the ability of Parent and Merger Sub to exercise any rights and remedies pursuant to this Agreement, the other Merger Documents and Applicable Laws.

         7.21 Existing Indemnification Obligations. Parent hereby agrees that all rights to indemnification by Company now existing in favor of each present and former director, officer, employee, consultant, trustee or agent of Company, any past or present Subsidiary of Company, and Benefit Plan, and/or the ESOP as provided in Company's or such Subsidiary's Certificate of Incorporation, bylaws or existing indemnity agreements as of the date of this Agreement or as otherwise provided by law shall survive the Merger with respect to acts and other matters for which such persons may be indemnified thereunder arising prior to the Effective Time. Company represents that all such indemnification rights and agreements are disclosed in the Company Disclosure Schedules and that there currently exist no claims to indemnification by Company or any other party to such agreements and, to Company's knowledge, no basis for any such claim exists.

         7.22 Solvency of Stockholders and Other Stockholder Matters. Company and the Management Stockholders covenant and agree that, to the extent any Company Stockholder has been a party to any bankruptcy, insolvency or similar proceeding, whether voluntary or involuntary, and to the extent that any shares of Company Common Stock are held by or subject to the provisions of a decedent's estate, probate or other court proceeding or other similar circumstance, they will take all commercially reasonable steps to coordinate the surrender of shares of Company Common Stock by the receiver, trustee, administrator or other similar party that has been appointed with respect any Company Stockholder or any of its assets.

         7.23 Future Commission Reports. Parent agrees and covenants that, as long as it is subject to the reporting requirements of the 1934 Act, at all times during which any Rule 145 Affiliate is subject to the resale restrictions of Rule 144 and/or Rule 145 under the 1933 Act, Parent shall timely file all reports required to be filed with the Commission under the 1933 Act and the 1934 Act (including Rule 12b-25 thereunder) in a manner that satisfies the requirements of Rule 144(c)(1) under the 1933 Act.



                         ARTICLE 8 - CLOSING CONDITIONS

         8.1 Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under Applicable Law, waiver, at or prior to the Closing Date, of the following conditions:

                  (a) Authorizations and Governmental Filings. All necessary Authorizations of Governmental Authorities required to consummate the transactions contemplated by this Agreement (other than the filing of the Certificate of Merger in Delaware and Georgia) shall have been obtained without any term or condition that would materially impair (i) the value of Company and the Company Subsidiary, taken as a whole or (ii) the value of Parent and its Subsidiaries, taken as a whole. All conditions required to be satisfied prior to the Effective Time by the terms of such Authorizations shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

                  (b) Suits and Proceedings. The consummation of the transactions contemplated by this Agreement will not violate the provisions of any Applicable Law with respect to Parent or Company or their respective Affiliates. No suit or proceeding shall have been instituted by any person, or, to the Knowledge of Parent or Company, shall have been threatened by any Governmental Authority, and not subsequently withdrawn, dismissed or otherwise eliminated, which seeks (i) to prohibit, restrict or delay consummation of the transactions contemplated by this Agreement or to limit in any material respect the right of Parent to control any material aspect of the business of Parent and the Parent Subsidiaries or Company and the Company Subsidiary after the Effective Time, or (ii) to subject Parent or Company or their respective Affiliates to material liability on the ground that it or they have breached any Law or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

                  (c) Escrow Agreement. First Union National Bank, Parent, Merger Sub, Company and the Stockholders' Representatives shall have executed and delivered the Escrow Agreement relating to the shares of Parent Common Stock to be placed in escrow pursuant to Article 2.

                  (d) Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the Commission and shall be effective at the Effective Time, and no stop order suspending effectiveness shall have been issued, no proceeding by the Commission to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary authorizations from Nasdaq, under the State Acts, the 1933 Act or the 1934 Act relating to the issuance and trading of the Parent Common Stock to be issued in connection with the Merger shall have been received, subject to notice of issuance.

                  (e) Pooling Letters. Parent and Company shall have received letters dated as of the Closing Date from KPMG Peat Marwick LLP, Company's independent certified public accountants, to the effect that, from Company's perspective, it is a "poolable" entity and the Merger will qualify to be accounted for as a "pooling-of-interests," based upon Company's operations and history, and from Arthur Andersen LLP, Parent's independent certified public accountants, to the effect that, based upon such letter from KPMG, the Merger will qualify for pooling-of-interests accounting treatment.

         8.2 Conditions to the Obligations of Parent and Merger Sub Under this Agreement. The obligations of Parent and Merger Sub under this Agreement to consummate the Merger (in addition to the matters set forth in Section 8.1) shall be subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions (with the effectiveness of all agreements listed below being expressly conditioned upon consummation of the Merger):

                  (a) Covenants and Agreements; Consents. Each of Company and the Management Stockholders shall have performed in all material respects the agreements, covenants and obligations to be performed by it or them under this Agreement and the other agreements contemplated hereby at or before the Effective Time. All Authorizations of or with any nongovernmental third party (including the Company Approvals) that are required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement by Company and the Management Stockholders shall have been obtained or made, or waived by such third party, except where the failure to obtain any such Authorization would not have a Material Adverse Effect on Company.

                  (b) Opinion of Counsel. Parent shall have received an opinion of Gibson Dunn & Crutcher LLP, counsel to Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent and Parent's counsel.

                  (c) Certificates. Company shall have furnished Parent with such certificates of Company's officers or others and such other documents described herein to evidence fulfillment of the conditions set forth in this
Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Parent may reasonably request.

                  (d) Management Stockholder Employment Agreements. Each of the Management Stockholder Employment Agreements executed and delivered to Parent as of the date of this Agreement shall remain in full force and effect as of the Closing.

                  (e) Employment Agreements. Each of the individuals named on Exhibit 7.13(b) shall have executed and delivered an Employment Agreement with Surviving Corporation in substantially the form attached hereto as Exhibit 7.13(b).

                  (f) Resignations. Company shall have delivered to Parent, to the extent requested by Parent, the written resignations and signed severance agreements of the directors, officers and employees of Company and the Company Subsidiary.

                  (g) Remediation of Benefit Plans. All matters required to be performed or completed by Company pursuant to Section 7.13 shall have been performed or completed in a manner reasonably satisfactory to Parent and its Counsel and Company shall have delivered to Parent such certificates or other evidence reasonably satisfactory to Parent to evidence such performance.

                  (h) Cancellation and Severance Agreements. At or prior to Closing, Company shall deliver to Parent any and all documents and agreements evidencing the cancellation of the agreements listed on Exhibit 8.2(h) and such other agreement as Parent may reasonably request. At or prior to Closing, Company shall deliver to Parent Severance Agreements substantially in the form attached hereto as Exhibit 8.2(h) with respect to the persons whose positions with the Company will be eliminated as a result of the Merger.

                  (i) Fairness Opinion. Parent shall have received the opinion of Rodgers Capital Group, L.P. that the Merger Consideration to be provided by Parent to the Company Stockholders and holders of Outstanding Options pursuant to this Agreement is fair from a financial point of view to the shareholders of Parent.

                  (j) Nonsolicitation, Work Product and Confidentiality Agreements. The Affiliates and key employees of Company reasonably required by Parent shall have executed and delivered to Parent and Surviving Corporation the Nonsolicit Agreements substantially in the form attached hereto as Exhibit 8.2(j), with the blanks therein properly completed to the satisfaction of Parent and Surviving Corporation.

                  (k) Completion of Due Diligence on Company. Parent shall have completed its review of Company and the Company Subsidiary and the results of such review shall not have revealed any breach of any representation, warranty or covenant made by Company or the Management Stockholders in this Agreement and the other Merger Documents which Parent, in good faith, deems material to the value to Parent of Company, Surviving Corporation or the Merger.

                  (l) Stockholder Approval. The holders of at least 90% of the Company Common Stock entitled to vote thereon shall have approved the Merger in compliance with Applicable Laws.

                  (m) No Material Adverse Change as to Company. None of the following events shall have occurred and no fact or circumstance shall have arisen which is likely to cause any of the following events (each such event a "Company Material Adverse Change") with respect to Company or the Company
Subsidiary:

                           (i) the revocation of authority to transact business, dissolution, liquidation or other termination of its existence or of a significant portion of the business or operations of Company and the Company Subsidiary, taken as a whole;

                           (ii) the declaration, filing or notice of intent to declare or file any voluntary or involuntary bankruptcy, receivership, insolvency or similar proceedings or petition with any Governmental Authority;

                           (iii) the filing, initiation or receipt of notice or written threat with respect to any litigation, lawsuit, administrative proceeding, audit by any Governmental Authority or other civil or criminal proceeding, claim or action (1) alleging fraud, dishonesty, corruption or other bad acts on the part of Company, the Company Subsidiary, or any of their respective Affiliates, (2) stating a claim for monetary damages or payments in excess of $1,000,000, (3) seeking to restrain or enjoin the conduct of the business or operations of Company and the Company Subsidiary, taken as a whole, in any material respect, (4) seeking to revoke any License the loss of which would have a Material Adverse Effect as to Company, or (5) stating a claim that the Software infringes upon the intellectual property or other proprietary rights of any third party;

                           (iv) the creation of any Liabilities or Liens since the date of this Agreement which, individually or in the aggregate, result in or are reasonably likely to result in a change of more than $1,000,000 in its financial condition as reported in this Agreement;

                           (v) the material restatement of the financial condition or operating results of Company from its financial position or operating results indicated in this Agreement; or

                           (vi)     the termination, breach or other
                  modification, or notice of any termination, breach or modification of one or more Material Contracts which, individually or in the aggregate, results in or is reasonably likely to result in the loss of greater than $1,000,000 in revenues for any year or shorter period, greater than 10% of the customer base of Company and the Company Subsidiary, taken as a whole, or the payment or obligation to pay more than $1,000,000.

                  (n) Compliance with Laws. Company shall have remedied its failure to be in compliance in all respects with all Applicable Laws, as referenced on Schedule 4.1 and on Schedule 4.10 (as it relates to disclosure on Schedule 4.1), except where any remaining failures to be in compliance do not have (or are not reasonably likely to have) a Material Adverse Effect on Company as of the Closing.

         8.3 Conditions to the Obligations of Company and the Management Stockholders Under this Agreement. The obligations of Company and the Management Stockholders under this Agreement to consummate the Merger (in addition to the matters set forth in Section 8.1) shall be further subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions (with the effectiveness of all agreements listed below being expressly conditioned upon consummation of the Merger):

                  (a) Covenants and Agreements; Consents. Each of Parent and Merger Sub shall have performed in all material respects the agreements, covenants and obligations to be performed by it under this Agreement and the other agreements contemplated hereby at or before the Effective Time. All Authorizations of or with any nongovernmental third party that are required for or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement by Parent and the Merger Sub shall have been obtained or made, except where the failure to obtain any such Authorizations would not have a Material Adverse Effect on Parent or the Parent Subsidiaries, taken as a whole.

                  (b) Opinion of Counsel to Parent. Company shall have received an opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to Parent, dated the Closing Date, in form and substance reasonably satisfactory to Company and its counsel.

                  (c) Certificates. Each of Parent and Merger Sub shall have furnished Company with such certificates of their respective officers or others and such other documents described herein to evidence fulfillment of the conditions set forth in this Article 8 and otherwise to consummate the transactions contemplated pursuant to this Agreement as Company may reasonably request.

                  (d) Merger Consideration. Parent shall have delivered to the Exchange Agent and the Escrow Agent all of the Merger Consideration.

                  (e) No Material Adverse Change as to Parent. None of the following events shall have occurred and no fact or circumstance shall have arisen which is likely to cause any of the following events (each such event a "Parent Material Adverse Change") with respect to Parent or any Parent
Subsidiary:

                           (i) the revocation of authority to transact business, dissolution, liquidation or other termination of its existence or of a significant portion of the business or operations of Parent and its Subsidiaries, taken as a whole;

                           (ii) the declaration, filing or notice of intent to declare or file any voluntary or involuntary bankruptcy, receivership, insolvency or similar proceedings or petition with any Governmental Authority;

                           (iii) the filing, initiation or receipt of notice or written threat with respect to any litigation, lawsuit, administrative proceeding, audit by any Governmental Authority or other civil or criminal proceeding, claim or action (1) alleging fraud, dishonesty, corruption or other bad acts on the part of Parent, the Parent Subsidiary, or any of their respective Affiliates, (2) stating a claim for monetary damages or payments in excess of $1,000,000, (3) seeking to restrain or enjoin the conduct of the business or operations of Parent and the Parent Subsidiaries, taken as a whole, in any material respect, or (4) seeking to revoke any License the loss of which would have a Material Adverse Effect as to Parent and its Subsidiaries, taken as a whole;

                           (iv) the creation of any Liabilities or Liens since the date of this Agreement which, individually or in the aggregate, result in or are reasonably likely to result in a change of more than $1,000,000 in its financial condition as reported in this Agreement;

                           (v) the material restatement of the financial condition or operating results of Parent from its financial position or operating results indicated in this Agreement of Parent and its Subsidiaries, taken as a whole;

                           (vi)     the termination, breach or other
                  modification, or notice of any termination, breach or modification of one or more Material Contracts which, individually or in the aggregate, results in or is reasonably likely to result in the loss of greater than $1,000,000 in revenues for any year or shorter period, greater than 10% of the customer base of Parent and its Subsidiaries, taken as a whole, or the payment or obligation to pay more than $1,000,000.

                  (f) Management Stockholder Employment Agreements. Each of the Management Stockholder Employment Agreements shall remain in full force and effect as of the

Closing and Surviving Company shall have executed and delivered an Employment Agreement, in substantially the form attached thereto as Exhibit 7.13(b), with each of the individuals listed on such Exhibit 7.13(b).

                  (g) Tax Opinion. Company shall have received the opinion of Nelson Mullins Riley & Scarborough, L.L.P., dated as of the Closing Date, substantially in the form attached hereto as Exhibit 8.3(g). Parent and Company shall have delivered to their counsel such certificates of their respective stockholders or shareholders as may reasonably be required by such counsel in order to render such opinion.



                  ARTICLE 9 - TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the Company Stockholders, only as follows:

                  (a)      by mutual written consent of Parent and Company;

                  (b) by Parent or Company if the Effective Time shall not have occurred on or prior to the Deadline Date or such later date as shall have been approved by the Boards of Directors of Parent and Company; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement;

                  (c) by Parent if there has been a material breach of any representation, warranty, covenant, agreement or obligation of Company or either Management Stockholder hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 20 calendar days after receipt by Company or the Management Stockholders, as appropriate, of notice in writing from Parent specifying the nature of such breach and requesting that it be remedied;

                  (d) by Company, if there has been a material breach in any representation, warranty, covenant, agreement or obligation of Parent hereunder in each case which either is not capable of being remedied, or, if capable of being remedied, shall not have been remedied within 20 calendar days after receipt by Parent of notice in writing from Company specifying the nature of such breach and requesting that it be remedied;

                  (e)      by Parent if any of the conditions set forth in
Section 8.1 or 8.2 is not satisfied and is no longer capable of being satisfied by the Deadline Date or such later date as shall have been approved by the Boards of Directors of Parent and Company, provided that Parent shall not have materially breached any of its representations, warranties, agreements, obligations or covenants hereunder in a manner that shall have materially contributed to the failure of such condition to be, or be capable of being, so satisfied by such date;

                  (f)      by Company if any of the conditions set forth in
Section 8.1 or 8.3 is not satisfied and is no longer capable of being satisfied by the Deadline Date, or such later date as shall have been approved by the Boards of Directors of Parent and Company, provided that Company and/or Management Stockholders shall not have materially breached any of its or their representations, warranties, agreements, obligations or covenants hereunder in a manner that shall have materially contributed to the failure of such condition to be, or be capable of being, so satisfied by such date; or

                  (g) by Company, pursuant to and in accordance with the provisions of Section 7.3.

         9.2      Effect of Termination.

                  (a) If either Parent or Company terminates and abandons this Agreement pursuant to Section 9.1(a)-(g), this Agreement, other than Sections 7.3(b), 7.5(b), 7.6(a) and (d), the relevant provisions of 7.14, this
Section 9.2, Section 9.3, Article 10, Section 12.1 and Section 12.2 (each of which shall survive termination) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or shareholders except as provided in Section 9.2(b); provided, however, that nothing contained in this Section 9.2, shall relieve any party from any liability for any knowing, willful or bad faith breach of a representation, warranty or covenant contained herein.

                  (b) If Company determines not to proceed with the Merger pursuant to Section 9.1(d), then Parent shall reimburse Company for its out of pocket expenses incurred in connection with the failed merger up to a maximum of $100,000. If Parent determines not to proceed with the Merger pursuant to 9.1(c) or because the conditions set forth in Section 8.2(k) are not satisfied, Company shall reimburse Parent for its out of pocket expenses incurred in connection with the failed merger up to a maximum of $100,000. Any payment by Parent or Company which is required by this Section 9.2(b) shall be required within thirty (30) calendar days after receipt by Parent or Company, as the case may be, of notice thereof from the other party to whom such payment is owed.

         9.3 Specific Performance. The parties acknowledge that many of the rights of each party contemplated by this Agreement are special, unique, and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant made by it in this Agreement relating to nonmonetary matters for which an equitable remedy may be granted, the other party or parties will be without an adequate remedy at law. Each party agrees, therefore, that in the event that it violates, fails or refuses to perform any covenant or agreement made by it in this Agreement that relates to nonmonetary matters for which an equitable remedy may be granted, the other party or parties, so long as it or they are not in breach of this Agreement, may, in addition to the remedies set forth in Article 10, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         9.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

         9.5 Extension; Waiver. The parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant thereto; or
(c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced and shall apply only to the specific condition, representation or warranty identified by such writing as being waived, extended or modified.



                          ARTICLE 10 - INDEMNIFICATION

         10.1     Indemnification by Stockholders. Subject to the terms of this
Article 10, Company, the Company Stockholders and the holders of Outstanding Options (but after the consummation of the Merger, solely the Company Stockholders and the holders of Outstanding Options, and not the Company) shall indemnify, defend, save and hold harmless Parent, Merger Sub, Company (after the consummation of the Merger) and their successors and assigns (collectively, the "PARENT INDEMNIFIED PARTIES"), from and against any demands, claims (as defined in Section 101 of the U.S. Bankruptcy Code), actions, losses, damages, deficiencies, liabilities, Applicable Benefit Plan Costs (as defined below), costs and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses), together with interest and penalties, if any, awarded by court order or otherwise agreed to (collectively, "INDEMNIFIABLE DAMAGES"), suffered by the Parent Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

                  (a) any breach of any of the representations, warranties, covenants or agreements made by Company or the Management Stockholders in this Agreement;

                  (b) any breach of any representation, warranty, covenant or agreement made by Company or any Management Stockholder in a document, certificate or affidavit delivered by Company or the Management Stockholders at the Closing; or

                  (c) any remediation connected with any Applicable Benefit Plan before or after Closing but which is initiated prior to Closing. The term "Applicable Benefit Plan Costs" shall mean the aggregate of all contributions, penalties, taxes, interest, costs, fees, expenses, charges and other amounts in excess of $260,000 incurred in relation to all remediation connected with each Applicable Benefit Plan before or after Closing but is initiated prior to the Closing.

         Any of the foregoing to the contrary notwithstanding, the Company Stockholders' indemnification obligations in connection with the breach of any provision of Article 5 shall be several and not joint.

         10.2     Indemnification by Parent. Subject to the terms of this
Article 10, Parent shall indemnify, defend, save and hold harmless Company (but after consummation of the Merger, solely the Company Stockholders and holders of Outstanding Options, and not the Company) (collectively, the "COMPANY INDEMNIFIED PARTIES"), from and against any Indemnifiable Damages suffered by the Company Indemnified Parties that arise out of or result from any of the following (whether or not a third party initiates the proceeding or claim giving rise to such Indemnifiable Damages):

                  (a) any breach of any of the representations, warranties, covenants and agreements made by Parent or Merger Sub in this Agreement; or

                  (b) any breach of any representation, warranty, covenant or agreement made by Parent or by Merger Sub in a document, certificate or affidavit delivered by Parent or Merger Sub at the Closing.

         10.3 Claims for Indemnification. The representations, warranties, covenants and agreements in this Agreement shall survive the Closing subject to the limitations set forth herein and shall not be affected by any investigation made by the parties hereto prior to the date hereof or the Effective Time. The party seeking indemnification (the "INDEMNIFIED PARTY") or their representative, as the case may be, shall give the party from whom indemnification is sought (the "INDEMNIFYING PARTY") a written notice ("NOTICE OF CLAIM") within sixty (60) calendar days of the discovery of any loss, liability, claim or expense in respect of which the right to indemnification contained in this Article 10 may be claimed; provided, however, that the failure to give such notice within such sixty (60) calendar day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief as to the validity of the basis for such claim, the Indemnified Party may give written notice (a "NOTICE OF POSSIBLE CLAIM") of such claim to the Indemnifying Party, regardless of whether a loss has arisen from such claim. After the Effective Time, all "general contingency" claims under Notices of Claim shall be resolved before the date of the first audit of financial statements containing combined operations for those items that would be expected to be encountered in the audit process and before the first anniversary of the Effective Time for other items. If the Effective Time fails to occur the parties shall use all commercially reasonable efforts to resolve all claims within two years from the date of this Agreement. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

         10.4     Matters Involving Third Parties.

                  (a) If any third party shall notify the Indemnified Party as to any matter in respect of which the right to indemnification contained in this Article 10 may be claimed (a "THIRD PARTY CLAIM"), the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim as provided in Section 10.3 above; and the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of the Indemnifying Party's choice, so long as the Indemnifying Party notifies the Indemnified Party in writing, within fifteen (15) days after the Indemnified Party has given the Indemnifying Party notice of the Third Party Claim pursuant to Section 10.3, that the Indemnifying Party will indemnify the Indemnified Party from and against Indemnifiable Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim.

                  (b) If the Indemnifying Party undertakes the defense of any Third Party Claim pursuant to Section 10.4(a) above, the Indemnified Party may retain separate co-counsel at its sole cost and expense (and such expenses shall not be Indemnifiable Damages) and participate in the defense of such Third Party Claim. The Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to any Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably). The Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim that does not include a full release by the third party of the Indemnified Party from all Indemnifiable Damages relating to such Third Party Claim, without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (c) The parties hereto shall provide, or cause their appropriate employees or representatives to provide, to the other parties hereto information or data in connection with the handling of the defense of any Third Party Claim or litigation (including counterclaims filed by the parties), and the party receiving such information or data shall reimburse the other party for all of its reasonable costs and expenses in providing these services, including, without limitation, (1) all out-of-pocket, travel and similar expenses incurred by its personnel in rendering these services; and (2) all fees and expenses for services performed by third parties engaged by or at the request of such other party.

         10.5 Settlement of Indemnification Claims After Closing. If the Closing has occurred and a recipient of a Notice of Claim desires to dispute such claim, it shall, within thirty (30) calendar days after receipt of the Notice of Claim, give counternotice, setting forth the basis for disputing such claim, to Parent or the Stockholders' Representative (as defined below), as the case may be. If no such counternotice is given within such thirty (30) calendar day period, or if Parent, or the Stockholders' Representative (as defined below), as the case may be, acknowledges liability for indemnification, then the amount claimed shall be promptly satisfied as provided in Section 10.6. If, within thirty (30) calendar days after the receipt of counternotice by Parent or the Stockholders' Representative, as the case may be, the Stockholders' Representative and Parent shall not have reached agreement as to the claim in question, then the party disputing the claim shall satisfy any undisputed amount as specified in Section 10.6 and the disputed amount of the claim of indemnification shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in Kansas City, Missouri (or such other locale as may be mutually agreed) before a panel of three (3) arbitrators, one selected by each of the parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement. To the extent the decision of the arbitrators is that a party shall be indemnified hereunder, the amount shall be satisfied as provided in Section 10.6. Judgment upon any award rendered by the arbitrators may be entered in any court of competent jurisdiction. The date of the arbitrator's decision or the date a claim otherwise becomes payable pursuant to this Section 10.5 is referred to as the "DETERMINATION DATE." The full amount of any Indemnifiable Damages resulting from the foregoing proceedings shall be paid by the Indemnifying Party within thirty (30) calendar days of its final settlement or adjudication.

         10.6 Manner of Indemnification by Stockholders. Where the Company Stockholders are obligated to indemnify the Parent Indemnified Parties under
Section 10.1 after the Effective Time, such indemnity obligation must be satisfied solely pursuant to the Escrow Agreement by the Company Stockholders, to the extent they then hold Shares of Parent Common Stock, delivering to the relevant Parent Indemnified Party such number of Shares of Parent Common Stock (as adjusted to reflect share splits, reverse splits, dividends, consolidations and proceeds with respect to the Parent Common Stock after the execution of this Agreement), the value of which calculated at the "Value Per Share" specified in the Escrow Agreement equals the amount of the Indemnifiable Damages until such time as the aggregate amount of all indemnity obligations satisfied in accordance with this provision equals ten percent (10%) of such Value Per Share of all the Parent Common Stock transferred to the Company Stockholders pursuant to Section 2.1.

         10.7 Indemnification Exclusive Remedy. In the absence of fraud or gross misrepresentations, and except for non-monetary equitable relief, if the Closing occurs, indemnification pursuant to the provisions of this Article 10 shall be the sole and exclusive remedy of the parties for any breach of any representation or warranty contained in this Agreement.

         10.8 Certain Limitations. The foregoing indemnification obligations are subject to the limitation that no Indemnifying Party shall have any liability for indemnification to any Indemnified Party pursuant to this
Article 10 unless and until the total Indemnifiable Damages for which the Indemnifying Party would be liable exceed $100,000 in the aggregate; provided that once such threshold is met, the Indemnifying Party shall be liable for the total Indemnifiable Damages, not just the amount in excess of such threshold. In no event shall the aggregate liability of Parent or the Company Stockholders for Indemnifiable Damages under this Agreement and the other Merger Documents exceed the total Value Per Share of all Escrow Shares held by the escrow agent pursuant to Section 2.1(d) hereof and the Escrow Agreement.

                    ARTICLE 11 -STOCKHOLDERS' REPRESENTATIVE

         11.1 Appointment; Acceptance. At the Closing and by operation of this Agreement, Dan Paul and Allen Merrill, and each of them, and each of their successors, acting as hereinafter provided, are fully authorized and empowered to act for and on behalf of the Company Stockholders in connection with the transactions and agreements contemplated by this Agreement with respect to (i) matters prior to the Closing Date, as specified herein, and (ii) matters subsequent to the Closing Date (each a "STOCKHOLDERS' REPRESENTATIVE"), and acknowledge that such appointment is coupled with an interest and is irrevocable. In this regard (a) each Stockholder's Representative shall have full and complete authorization, on behalf of the Company Stockholders to authorize the Stockholders' Representative (i) to dispute or to refrain from disputing any claim made by Parent under the Merger Documents, (ii) to negotiate and compromise any dispute which may arise under, and to exercise or refrain from exercising remedies available under the Merger Documents and to sign any release or other document with respect to such dispute or remedy,
(iii) to give such instructions and to do such other things and refrain from doing such other things as the Stockholders' Representative shall deem necessary or appropriate to carry out the provisions of the Merger Documents,
(iv) to waive any condition to the Closing, and (v) to agree in his discretion with Parent to amend this Agreement from time to time; and (b) all of the Company Stockholders shall be bound by all agreements and determinations made by and documents executed and delivered by either of the Stockholders' Representatives under the Merger Documents. By executing this Agreement under the heading "Stockholders' Representatives," Dan Paul and Allen Merrill each hereby (i) accepts his appointment and authorization to act as Stockholders' Representatives as attorney-in-fact and agent on behalf of the Company Stockholders in accordance with the terms of this Agreement, and (ii) agrees to perform his obligations under, and otherwise comply with, this Article 11.

         11.2 Actions. The Proxy Statement shall also provide that each of the Company Stockholders, by approval of this Agreement, expressly acknowledges and agrees that the Stockholders' Representatives are authorized to act on his or her behalf, notwithstanding any dispute or disagreement between the Company Stockholders, and that Parent and any other person or entity shall be entitled to rely on any and all actions taken by the Stockholders' Representatives are under the Merger Documents without any liability to, or obligation to inquire of, any of the Company Stockholders. Parent and any other person or entity is hereby expressly authorized to rely on the genuineness of the signatures of the Stockholders' Representatives, and upon receipt of any writing which reasonably appears to have been signed by both Stockholders' Representatives, Parent and any other person or entity may act upon the same without any further duty of inquiry as to the genuineness of the writing.

         11.3 Successors. If either of the Stockholders Representatives ceases to function in his capacity as a Stockholders' Representative for any reason whatsoever, then Russell Oliver and thereafter H. Joe Smith shall be appointed as his successor, and if both cease to function in such capacity for any reason whatsoever, then the Company Stockholders, by action of the Company Stockholders who formerly held a majority of the Company Common Stock immediately prior to the Effective Time, shall have the right to appoint his successor; provided, however, that if for any reason no successor has been appointed pursuant to the foregoing within thirty (30) calendar days, then Parent shall have the right to appoint a successor.

         11.4 Effectiveness. The authorizations of the Stockholders' Representatives shall be effective until their rights and obligations under this Agreement terminate by virtue of the termination of any and all obligations of the Company Stockholders to Parent and of Parent to the Company Stockholders under this Agreement and the Escrow Agreement.

                           ARTICLE 12 - MISCELLANEOUS


         12.1     Expenses.

                  (a) Except as otherwise expressly stated in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.

                  (b) Notwithstanding any provision in this Agreement to the contrary, if either of the parties shall knowingly, willfully or in bad faith breach its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation reasonable legal, reasonable accounting, reasonable investment banking and reasonable printing expenses incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

         12.2 Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered personally or by reputable overnight or express courier, sent by registered or certified mail, postage prepaid, or by telefax (with subsequent delivery via one of the two previous methods) as follows:

                  (a)      If to Parent or Merger Sub, to:

                           Towne Services, Inc.
                           3295 River Exchange Drive
                           Suite 350
                           Norcross, Georgia  30092
                           Attn:  Chief Executive Officer
                           Telecopy:  (770) 582-8350

                           With a copy (which shall not constitute notice) to:

                           Nelson Mullins Riley & Scarborough, L.L.P.
                           999 Peachtree Street, N.E.
                           Suite 1400
                           Atlanta, Georgia 30309
                           Attn:  Susan L. Spencer, Esq.
                           Telecopy:  (404) 817-6050

                  (b)      If to Company, to:

                           Forseon Corporation
                           6600 Jurupa Avenue
                           Riverside, California  92504
                           Telecopy:        (909) 689-4124
                           Attention:       President

                           With a copy (which shall not constitute notice) to:

                           Gibson, Dunn & Crutcher LLP
                           4 Park Plaza
                           Irvine, California 92614
                           Telecopy:        (949) 475-4665
                           Attention:       Mark W. Shurtleff, Esq.

                  (c) If to the Stockholders' Representatives, to their respective addresses as set forth on the signature page to this Agreement;

or to such other addresses and telefax numbers as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of two business days after the date actually sent via overnight or express courier, five days after mailed and upon telefax confirmation of receipt to addressee by the sender.

         12.3 Parties in Interest. This Agreement shall be binding on and shall inure to the benefit of the parties hereto, the Company Stockholders, the holders of the Outstanding Options, the Parent Indemnified Parties, the Company Indemnified Parties and their respective successors, representatives and assigns. This Agreement (and the rights and interests in this Agreement) may not be assigned by any party without the written consent of the other parties; provided, however, Parent may assign its interests in this Agreement to a purchaser or transferee of all or substantially all of the business or assets of Parent or the Surviving Corporation, whether by sale of stock or assets, merger or otherwise. Any attempted assignment in contravention of the foregoing shall be null and void. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         12.4 Entire Agreement. This Agreement, which includes the disclosure schedules and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement among the parties hereto with respect to the transactions contemplated by this Agreement, and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

         12.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated by this Agreement by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

         12.6 Governing Law and Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF GEORGIA, EXCLUDING CHOICE OF LAW PRINCIPLES. The parties consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States Federal District Courts of Georgia, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Georgia is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one party against another party, in a court of any jurisdiction other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

         12.7 Invalidity of any Part. If any provision or part of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained in this Agreement, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         12.8 Time of the Essence; Computation of Time. Time is of the essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a federal, public or legal holiday, the party having such right or duty shall have until 5:00 p.m., Atlanta, Georgia time on the next succeeding regular business day to exercise such right or to discharge such duty.

         12.9     Arbitration.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement or any other related documents, agreements, certificates or other writing, or the breach, termination, construction, validity or enforceability hereof or thereof, shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association in force at the time and in the manner described in Section 10.5 (except as otherwise provided in this Section 12.9).

                  (b) Termination or limitation of Parent's rights in any of its software, products, or any associated intellectual property rights or documents may not be awarded under any circumstances. The right to demand arbitration and to receive damages and obtain other available remedies as provided hereunder shall be the exclusive remedy in the event an arbitration demand is made, except that Parent shall be entitled to obtain equitable relief, such as injunctive relief, from any court of competent jurisdiction to protect its rights in any of its software products or any associated intellectual property rights or documents while such proceeding is pending or in support of any award made pursuant to such arbitration.

         IN WITNESS WHEREOF, Parent, Merger Sub, Company, the Management Stockholders and the Stockholders' Representatives have caused this Agreement to be executed by their duly authorized officers or themselves as of the day and year first above written.

                                             TOWNE SERVICES, INC.


                                        By:  /s/ Drew W. Edwards
                                           ------------------------------------
                                             By:  Drew W. Edwards
                                                -------------------------------
                                             Its: Chairman and CEO
                                                 ------------------------------


                                             TSI ACQUISITION ONE, INC.


                                        By:  /s/ Drew W. Edwards
                                           ------------------------------------
                                             By:  Drew W. Edwards
                                                -------------------------------
                                             Its: CEO
                                                 ------------------------------


                                             FORSEON CORPORATION


                                        By:  /s/ Dan Paul
                                           ------------------------------------
                                             By:  Dan Paul
                                                -------------------------------
                                             Its: President
                                                 ------------------------------

                             THE MANAGEMENT STOCKHOLDERS


                             /s/ Dan Paul
                             ---------------------------------------
                             DAN PAUL

                             Address:  4820 Stonehaven
                                      ------------------------------
                                       Yorba Linda, California 92887
                                      ------------------------------


                             /s/ Allen Merrill
                             ---------------------------------------
                             ALLEN MERRILL

                             Address: /s/ Allen Merrill
                                      ------------------------------
                                      6771 De Grazia Road
                                      ------------------------------
                                      Riverside, CA  92506


                             STOCKHOLDERS' REPRESENTATIVE

                             /s/ Dan Paul
                             ---------------------------------------
                             DAN PAUL


                             Address:
                             c/o Forseon Corporation
                             6600 Jurupa Avenue
                             Riverside, California  92504

                             /s/ Allen Merrill
                             ---------------------------------------
                             ALLEN MERRILL

                             Address:
                             c/o Forseon Corporation
                             6600 Jurupa Avenue
                             Riverside, California  92504